Exhibit 4.6

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

Indenture

Entered into and executed in Tel Aviv, on July 14, 2011

Between
Cellcom Israel Ltd.
of 10 HaGavish St., Netanya
Telephone: 052-9989595
Fax: 098607986
	(The “Company”)	of the First Part;

And:
Hermetic Trust (1975) Ltd.
of 113 HaYarkon St., Tel Aviv
Telephone: 03-5274867
Fax: 03-5271736
(The “Trustee”)
of the Second Part;

Whereas
The Company’s board of directors decided on July 14, 2011 to publish a shelf prospectus according to which the Company might issue, inter alia, Series F to O and Series 1 to 6 Debentures of the Company, in the manner described in this Indenture and in the Shelf Prospectus; and

Whereas
An Indenture had been executed between the parties on March 31, 2009 for the Series E to I Debentures and the Series 1 to 2 Debentures which were offered pursuant to a shelf prospectus published by the Company in March 2009 and by virtue of which the Company issued the Series E Debentures; and it is agreed that the said indenture shall remain in effect only in respect of the Series E Debentures of the Company; and

Whereas
The Trustee declares that it is a company registered in Israel, engaged in trusts and it complies with the qualification requirements set forth in the Securities Law, 5728-1968 (the “Securities Law”) to serve as a trustee for the debentures subject matter of this Indenture and that there is no impediment according to the Securities Law against the engagement thereof with the Company according to this Indenture and that it complies with the requirements and qualification terms set forth in the Securities Law to serve as a trustee for the issuance of the debentures subject matter of this Indenture. The contact person at the Trustee in respect of this Indenture is Merav Offer Oren, Joint CEO, e-mail: hermetic@hermetic.co.il; and

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

Whereas	Each of the parties to this Indenture declares, that they are not subject to any impediment according to any law or agreement against the engagement thereof in this Indenture; and

Whereas	The Trustee has agreed to operate as a trustee of the Debenture holders subject matter of this Indenture, according to the trust terms specified in this Indenture below; and

Whereas
The provisions of this Indenture shall apply, separately to each of the Debenture Series subject matter of this Indenture and this Indenture shall be deemed as if separately signed for each of the said series and independently of each other;

Now therefore it has been agreed, declared and stipulated between the parties as follows:

1.	Interpretation and Definitions

1.1.	The preamble of this Indenture and the annexes and schedules thereto constitute an integral part hereof.

1.2.	The division of this Indenture into sections as well as the provision of headings to sections, were done for purposes of convenience and as reference only, and may not be used for interpretation.

1.3.
Each term or expression in this Indenture, except for those explicitly defined in this Indenture (including those defined in Section 1.6 below) will have the meaning ascribed thereto in the Debenture Certificate (the form of which is attached in the First Schedule of this Indenture), unless another intention is implicated by the contents of matters or context thereof.

1.4.	Anywhere in the Indenture which says “subject to any law” (or a similar expression), the meaning is subject to any mandatory law.

1.5.
Anything stated in this Indenture in the plural shall also include the singular by implication and vice a versa, and anything stated in the masculine shall also include the feminine and vice a versa, and anything referring to a person, shall also include a corporation by implication, all when there is no other explicit or implicit provision or if the contents of matters or context thereof does not mandate otherwise.

1.6.
The terms specified below shall have in this Indenture the meaning stated alongside them, unless another intention is implicated from the contents of matters or the context thereof, or if explicitly otherwise stated below:

This or the “Indenture”	This Indenture including the schedules and annexes attached hereto, constituting an integral part hereof.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

The “Prospectus” or the “Shelf Prospectus” -	A shelf prospectus of the Company which shall be published in respect of, inter alia, debentures, as shall be amended from time to time.
The “Shelf Offering Report” or the “Offering Report” -
The shelf offering reports which shall be released pursuant to the shelf prospectus, according to the provisions of Section 23a of the Securities Law, 5728-1968, in which all of the special details for such offering shall be completed according to the provisions of any law, including the Rules and Regulations of TASE, as shall be in effect at the time.

The “Debenture Series” or the “Relevant Series”
Registered series F to O and Series 1 to 6 Debentures of the Company, the terms of each of which will be according to the debenture certificate of such series and the Shelf Offering Report according to which such series shall be initially offered, which will be issued from time to time by the Company, according to its sole discretion.
It is clarified, that even though in the Shelf Prospectus it was stipulated that the total par value of each of the debenture series would not exceed NIS5,000,000,000, the Company shall be entitled to increase, from time to time and pursuant to the provisions of any law, each of the debenture series, with no limitation, and this Indenture, and the terms hereunder, shall apply to each of the Debenture Series, with no amount limitation.

The “Debentures” or the “Debenture of the Relevant Series” -	Debentures of each of the Debenture Series
The “Relevant Series' Initial Offering Report” -	An offering report according to which Debentures of the Relevant Series shall be initially offered.
The “Trustee” -	Hermetic Trust (1975) Ltd. and/or anyone who shall serve from time to time as a trustee of the Debenture holders pursuant to this Indenture.
The “Register”	The register of the holders of the Debentures of the Relevant Series, as stated in Section 26 of this Indenture.
“Debenture Certificate”
A debenture certificate in respect of the relevant series, the form of which appears in the First Schedule of this Indenture and which shall be issued according to the terms of this Indenture and the Shelf

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

Prospectus.
The “Law” or the “Securities Law” -	The Securities Law, 5728-1968 and the regulations promulgated thereunder, as shall exist from time to time.
“TASE”	The Tel Aviv Stock Exchange Ltd.
The “Debenture holders” and/or the “Debenture Owners” and/or the “Holders” -	Anyone holding the Debentures.
“Business Day” or “Bank Business Day” -	Any day on which most of the banks in Israel are open for the performance of transactions.
“Principal”	The total unpaid nominal value of the Debentures of the Relevant Series.
“Special Resolution” -
A resolution adopted in a general meeting of the Holders of Debentures of the Relevant Series, in which Holders of at least fifty five percent (55%) of the unpaid balance of the Debenture Principal of the same series in circulation, were present in person or by proxy, or in an adjourned meeting in which the Holders of at least ten percent (10%) of the said balance were present in person or by proxy, and which was adopted (whether in the original meeting or in the adjourned meeting) at a majority of at least seventy five percent (75%) of the overall votes of the participants counted in the vote, not including abstainers.

“TASE Clearinghouse”	The Tel Aviv Stock Exchange Clearing House Ltd.

2.	Issuance of the Debentures and the Applicability of the Indenture

The Company will be entitled to issue pursuant to the terms of the Shelf Prospectus and this Indenture:1

2.1.
Up to 10 series of Series F to O Debentures while each of these Debenture Series will be at a total nominal value of up to NIS 5,000,000,000, registered, and available for payment (principal) in one payment or more, equal or unequal, on each of the dates, all as shall be specified in the offering report according to which each of the said series will be first offered, but no more than on one date in each quarter (the “Series F to O Debentures”). The linkage (or no linkage) basis and the type of interest (or no interest) that the Debenture Principal of each of the said series shall bear, will be specified in the offering report according to which such Debentures shall be initially offered. For

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

specification of the linkage bases of the Series F to O Debentures and the types of interest for such Debentures, possible according to the Shelf Prospectus, see Section 2 of the Terms and Conditions Overleaf. The interest rate borne by the Debenture Principal of each of the said series which will be issued, or the margin above or below the Base Interest borne by the Debenture Principal of each of the said series, or the absence of interest (or such margin) borne by the Debenture Principal of each of the said series, as applicable, will be specified in the offering report according to which such debentures will be initially offered, or will be determined in a tender according to which their initial offer will be prepared. The interest, if any, on the Debenture Principal of the series F to O will be paid in one or more installments on each of the dates, all as shall be specified in the offering report according to which such debentures will be initially offered, but not more than once in a quarter. The dates and number of Principal installments, the linkage (or no linkage) base, the interest type or the margin above or below the Base Interest rate as applicable, or the manner of determination thereof and the dates of payment of the interest (or the absence of such interest or margin) of the Series F to O Debentures, as shall be specified in the offering report according to which each of the said series of debentures shall be initially offered, will be determined by the Company at the eve of the initial offering of the Debentures of the Relevant Series. The Company will be entitled to determine in the offering report in which the Series F to O Debentures will be initially offered, that the Company shall be conferred a right to subject the debentures of the said series to early redemption as aforesaid and subject to the terms as specified in Section 7.2 of the Indenture.

If after the date of the initial issuance of the Debentures of any series of the Series F to O such Debenture Series shall be expanded by the Company, the Holders of Series F to O Debentures which will be issued within the framework of the expansion of such series, will not be entitled to receive payment on account of a Principal and/or interest for the said Debentures, in respect of which the effective date for payment shall occur prior to the date of issuance as aforesaid.

2.2.
Up to 6 series of convertible debentures (Series 1 to 6) while each of these Debenture Series will be at an overall nominal value of up to NIS 5,000,000,000, registered, and available for payment (Principal) in one payment or more, equal or non-equal, on each of the dates, all as shall be specified in the Offering Report according to which each of the said series be initially offered, but no more than on one date in each quarter (the “Series 1 to 6 Debentures”). The linkage (or no linkage) base and the type of interest (or no interest) that the Debenture Principal of each of the said series shall bear, will be specified in the Offering Report according to which such Debentures shall initially be offered. For specification of the linkage bases of the Series 1 to 6 Debentures and the types of interest for such Debentures, possible according to this Shelf Prospectus, see Sections 2 and 3 of the Terms and Conditions

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

Overleaf. The interest rate borne by the Debenture Principal of each of the said series, or the margin above or below the Base Interest which will be borne by the Debenture Principal of each of the said series, or the absence of interest (or absence of such margin) which will be borne by the Debenture Principal of each of the said series, as applicable, will be specified in the Offering Report according to which such debentures will be initially offered, or will be determined in a tender according to which their offer will be first prepared. The Interest, if any, on the Debenture Principal of the said series will be paid in one or more installments on each of the dates, all as shall be specified in the Offering Report according to which such debentures will be first offered, but not more than once in a quarter. The dates and number of Principal installments, the linkage (or no linkage) basis, the interest type or the margin above or below the Base Interest rate, as applicable, or the manner of determination thereof and the dates of payment of the interest (or the absence of such interest or margin) of the Series 1 to 6  Debentures, as shall be specified in the Offering Report according to which each of the said series of debentures shall be first offered, will be determined by the Company prior to the initial offering of the Debentures of the Relevant Series. The Series 1 to 6 Debentures will be convertible into ordinary shares of the Company as shall exist on the date of release of the Initial Offering Report of each of the said series and as shall be specified therein, on each day which trade is performed at TASE (a “Trade Day”), commencing on the date of registration of such Debentures for trade on TASE and until several days prior to the expiration of the term of Debentures of such series, except for several days prior to the effective date for partial redemption and until the date of performance of the partial redemption all in accordance with TASE’s directives as shall be in effect on the Offering Report Date, according to a conversion rate which will be no less than the nominal value of the ordinary shares of the Company on the First Offering Report Date of the Series 1 to 6 Debentures (subject to adjustments as specified in Sections 7.3 and 7.4 of the Terms and Conditions Overleaf), in the manner and under the terms, all as shall be specified in the First Offering Report of the Debentures of each of the said series, according to the determination of such details by the Company at the eve of the initial offering of the Debentures of the Relevant Series. The Company may determine in the Offering Report in which the Series 1 to 6 Debentures shall be initially offered, that the Company will be granted the right to subject the Debentures of the said series to early redemption as aforesaid and subject to the terms as specified in Section 7.2 of the Indenture.

If after the date of the initial issuance of the Debentures of any series of the Series 1 to 6 such Debenture Series will be expanded by the Company, the Holders of Series 1 to 6 Debentures which will be issued within the framework of the expansion of such series, will not be entitled to receive payment on account of Principal and/or interest for the said Debentures, in respect of which the effective date for payment shall occur prior to the date of issuance as aforesaid.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

2.3.
The provisions of this Indenture shall apply, separately, in respect to each of the Debenture series, and all – unless otherwise stated or implicated from the context of matters. The provisions of this Indenture in respect of one of the relevant series are not contingent and do not depend on the provisions of this Indenture in respect of another series.

2.4.
Insofar as by virtue of the Shelf Prospectus, the Series F to O and/or Series 1 to 6 Debentures shall be offered, the possibility shall be examined, of the Trustee’s tenure as a trustee for the Debentures of the series that shall be offered in such an Offering Report, in whole or in part, in light of the existence or absence of possible conflict of interests between the Series B, D and E Series Debenture holders, which as of the date of execution of this Indenture the Trustee serves as a trustee for debentures of such series, and the Holders of the Debentures of the series that shall be offered as aforesaid, according to the provisions of law (including – the directives of the Securities Authority) commencing on such date.

3.	Expansion of existing series and issuance and allocation of Debentures and additional securities

3.1.
The Company shall be entitled, from time to time, without requiring an approval from the Trustee for the Relevant Series and/or the Holders of the Debentures of the Relevant Series who exist at the time, to expand each of the Debenture Series and issue additional Debentures of the same series (whether through a private offering, in the framework of a Prospectus, according to a Shelf Offering Report or otherwise), including to a subsidiary of the Company, at any price and in any manner that the Company shall deem fit, including at a discount or a premium (including with no discount or premium) rate different than those that prevailed (if any) in other issuances which were carried out of the same series, provided that it shall provide a notice to the Trustee for such series in respect thereof. The Trustee shall serve, subject to the provisions of the Indenture, as a trustee for the Debentures of the Relevant Series, as shall be from time to time in circulation, also in the case of expansion of a series and the consent of the Trustee to the service as aforesaid for the expanded series, will not be required. The Debentures of the Relevant Series which will be in circulation and other Debentures of the same series, which will be issued (if any) as stated in this Section above, shall constitute (commencing on the date of issuance thereof) one series for all intents and purposes, and the indenture of the Debentures of such series shall apply also in respect of all of the additional Debentures of such series. The additional Debentures will not confer a right for payment of Principal and/or interest in respect of the Debentures of the Relevant series for which the effective date for payment occurs prior to the date of issuance thereof. In case of the expansion of a series as aforesaid, the tax implications as specified in the Shelf Prospectus and in the relevant Offering Report shall apply.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

3.2.
Without derogating from the aforesaid, the Company reserves the right to issue at any time additional series of Debentures and/or other securities, of any type, without requiring the receipt of an approval from the Trustee and/or the Holders existing at the time, whether they purchase a Conversion Right in the Company’s shares or not, and under terms of payment, interest, linkage, collateral and other terms as it shall deem fit, whether they are preferable to the terms of the Debentures of any Relevant Series in circulation, equal thereto or inferior thereof.

3.3.
Nothing stated in this Section above shall constitute prior consent on behalf of the Trustee or the Debenture holders to such issuance, or derogate from any rights of the Trustee and the Holders of the Debentures pursuant to the Indenture.

4.
The Company hereby undertakes to pay all of the Principal amounts, the interest (including the interest in arrears, if any) and the linkage differentials pursuant to the terms of the Debentures (insofar as such shall be issued) and to comply with all of the other conditions and undertakings imposed thereon pursuant to the terms of the Debentures and this Indenture.

5.	Securing the Debentures

The Company’s undertaking to pay the Debentures may or may not be secured by any collaterals, charges or in any other manner. In case that the Debentures shall be secured by any collaterals as aforesaid, a schedule to the Indenture of the Relevant Series shall be executed and insofar as such shall be required pursuant to the requirements of the law on the relevant date, the Company shall release an amendment to the Shelf Prospectus. Details regarding the mechanism for securing the Debentures, insofar as they shall be secured by collaterals, any charges or in any other manner, shall be released within the Relevant Series’ Initial Offering Report. As of the date of release of the Prospectus, and insofar as it shall not be otherwise specified in the Offering Report as aforesaid, the Debentures offered (if any) according to the Shelf Prospectus will not be secured by collaterals, pledges or otherwise.

In case that the Company shall perform an expansion of a Debenture Series which will be secured by a certain collateral or pledge, without changing the scope of the collaterals provided to the Holders of such series following the expansion of the series, the Company shall state in the Offering Report, within the framework of which the increase of the said series will be carried out, that the increase of the series which will be carried out by the Company without changing the scope of collaterals provided to the Holders of such series, will lead to a reduction in the rate of the collateral’s value out of the overall value of the whole series, after the increase thereof. It shall be emphasized that the aforesaid does not constitute an undertaking of the Company to issue Debentures secured by any collateral or charge.

For avoidance of doubt it is clarified that the Trustee is not subject to a duty to examine, and the Trustee did not actually examine the need to provide

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

securities for ensuring the payments to the Holders of the Debentures of the same series and/or the economic value of the securities, insofar they shall be provided. The Trustee had not been requested to prepare, and in fact, did not prepare, an economic, accounting or legal due diligence inspection, in respect of the state of the business of the Company or the subsidiaries thereof. In the engagement thereof in the Indenture, and in the Trustee’s consent to serve as a trustee for the Holders of Debentures of such series, the Trustee does not provide the opinion thereof, explicitly or implicitly, in respect of the economic value of the securities, insofar as they were provided and/or will be provided (if at all) by the Company and/or in respect of the Company’s ability to comply with its undertakings towards the Holders of the Debentures of the same series. The aforesaid shall not derogate of the Trustee’s duties according to any law and/or the Indenture, and it does not derogate from the Trustee’s duty (insofar as such duty applies to the Trustee according to any law) to examine the influence of changes in the Company from the date of the Prospectus onwards, insofar as they may adversely affect the Company’s ability to comply with its undertakings to the Holders of Debentures of the same series.

Insofar as it had not been otherwise determined in any Initial Offering Report of Debentures of any Relevant Series, the Company shall be entitled to pledge all of its assets and/or any part thereof, in any charge and in any manner, in favor of whomever its shall deem fit, with no restriction, and at any rank, including for securing any Debentures (or any series of debentures) or other undertakings, and without requiring the consent of the Trustee and/or the holders of the Debentures of any series. Also, the Company shall be entitled to sell, lease, deliver and/or transfer in any other way, the property thereof, in whole or in part, in any manner, in favor of whomever it shall deem fit, without requiring any consent of the Trustee and/or the Holders of Debentures of any series.

The Debentures of any Relevant Series shall equally rank, pari passu, among themselves in respect of the Company’s undertakings pursuant to the Debentures of the same series, and without any preference or priority of one over the other.

6.	Purchase Debentures by the Company and/or a subsidiary of the Company and/or a corporation controlled by the Company

The Company reserves its rights to purchase at any time (on TASE and/or outside thereof) Debentures out of the Debentures of the Relevant Series which were issued, at the price and terms which it shall deem fit (and from sellers who shall be elected according to its discretion and without requiring approaching all of the Holders of Debentures of the same series), and in case of such purchase the purchased Debentures shall automatically expire and be delisted and the Company shall not be entitled to re-issue them. In case that the Debentures will be purchased during the trading thereof on TASE, the Company shall apply to the TASE Clearinghouse with an application for withdrawal of their certificates. The Company shall file an immediate report in respect of any purchase of the Debentures of the Relevant Series which was

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

carried out thereby as aforesaid, and shall notify the Trustee for the Relevant Series in writing thereof.

Subject to the restrictions by virtue of securities laws applicable to the Company, a subsidiary of the Company and/or a corporation controlled by the Company (an “Affiliated Holder”) may purchase and/or sell from time to time on TASE or outside thereof (including in a case of an issuance by the Company) Debentures of the Relevant Series according to their discretion (subject to any law). The Debentures which will be so held by an Affiliated Holder, will be deemed as their asset, will not be delisted and will also be transferrable the same as the other Debentures of the same series. The Debentures of the Relevant Series which will be held by a subsidiary of the Company and/or a corporation controlled by the Company will not confer a voting right in the meetings of the Holders of Debentures of the same series, and shall not be counted for the purpose of determining the legal quorum in such meetings, for so long that they are held by an Affiliated Holder as aforesaid. Should a subsidiary of the Company and/or a corporation controlled by the Company purchase such Debentures, then the sale of such Debentures, may, under certain circumstances, be subject to the receipt of permission of the Securities Authority and/or the restrictions applicable in respect of a private offering of securities, all subject to the provisions of law (including the directives of the Securities Authority) on the relevant date.

7.	Early Redemption

7.1.	Early Redemption initiated by TASE

If TASE shall decide of the delisting of the Debentures of each of the Series F to O in circulation, because the value of the series had decreased below the minimal amount prescribed in the Rules and Directives of TASE regarding the delisting from trade thereon and/or if it shall be decided by TASE of the delisting of the convertible debentures of each of the Series 1 to 6 in circulation because the value of the public’s holdings therein decreased below the minimal amount prescribed in the Rules and Directives of TASE regarding delisting, the Company shall act as follows (all – subject to the provisions of the Rules of TASE and the directives promulgated thereunder, as shall prevail on the relevant date):

Within forty five (45) days from the date of TASE’s decision of the delisting, as aforesaid, the Company shall announce the early redemption date on which the Holder of the Debentures may redeem such Debentures. The notice of the early redemption date will be reported in an immediate report and published in two (2) newspapers with a wide distribution, published in Israel in Hebrew.

The early redemption date of the Series F to O Debentures in respect of which a delisting decision had been made, as aforesaid, shall occur no earlier than seventeen (17) days from the date of publication of the notice and no later than forty five (45) days of such date, but not in the

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

period between the effective date for payment of interest and the date of actual payment thereof.

The early redemption date of Series 1 to 6 Debentures in respect of which such delisting decision had been made, will occur no earlier than thirty (30) days from the date of publication of the notice and no later than forty five (45) days from the said date, but not in the period between the effective date for payment of interest and the date of actual payment thereof.

On the early redemption date the Company shall redeem the Debentures of the same series in which the Holders had sought to redeem, according to the balance of the nominal value thereof, plus linkage differentials, if any, and interest, accrued on the Principal, while the interest shall be calculated pro rata to the period commencing on the day after the last day for which interest was paid and until the actual early redemption date (calculation of the interest for a part of a year will be done on the basis of 365 days a year).

Determination of an early redemption date as aforesaid, may not prejudice the redemption rights prescribed in the Debentures of the same series, to any of the Holders who shall not redeem such on the early redemption date as aforesaid, and in case of convertible Debentures, it may also not prejudice the conversion rights prescribed therein, but the Debentures shall be delisted from TASE and the tax implications deriving therefrom shall apply thereto, inter alia. Early Redemption of the Debentures as aforesaid, shall not confer upon anyone who held Debentures of the same series which shall be so redeemed, the right to payment of Principal and/or interest for the period following the redemption date.

7.2.	Early Redemption initiated by the Company

The Company may, according to its sole discretion, determine in the Relevant Series’ Initial Offering Report, that the Company may subject the Debentures of the Relevant Series to early redemption, and in such case the following provisions shall apply, all – subject to the directives of the Securities Authority and the provisions of TASE Rules and the Directives promulgated thereunder, in effect at the relevant date:

[a]	The minimal amount of each early redemption will be determined in the First Offering Report of the Debentures of the Relevant Series.

[b]
Upon the adoption of a resolution of the Company’s board of directors pertaining to early redemption as aforesaid, the Company shall release an immediate report regarding the performance of early redemption for Holders of Debentures of the Relevant Series with a copy to the Trustee, the effective date for performance of which will be determined in the immediate report and shall occur no less than seventeen (17)

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

days and no more than forty five (45) days prior to the performance of early redemption. Notwithstanding the aforesaid, in the early redemption of Series 1 to 6 Debentures only, the effective date for performance of early redemption shall occur no less than thirty (30) days and no more than forty five (45) days before the early redemption. The date of the early redemption shall not occur in the period between the effective date for payment of interest due to the Debentures of the Relevant Series and the date of actual payment. In the immediate report as aforesaid, the Company shall publish the Principal amount to be paid through early redemption as well as the interest accrued in respect of the said Principal amount until the early redemption date, according to the provisions of subsection [c] below.

Partial redemption shall not be carried out more than once in each calendar quarter, and insofar as partial redemption be carried out during a quarter in which Principal and/or interest payments are carried out, the partial early redemption will be carried out on the date which the payment is made as aforesaid.

Early redemption for a part of the Relevant Debenture Series shall not take place if the amount of the last redemption shall be less than NIS3.2 million. On a partial early redemption date, if any, the Company shall announce in an immediate report the: (1) rate of partial redemption in terms of the unpaid balance; (2) rate of the partial redemption in terms of the original series; (3) the rate of the interest in the partial redemption on the redeemed part; (4) the rate of interest to be paid in the partial redemption, calculated in respect of the unpaid balance; (5) update of the partial redemption rates remaining, in terms of the original series; (6) the effective date for entitlement to receive the early redemption of the Debenture Principal which will be twelve (12) days prior to the date scheduled for the early redemption (it shall be clarified that if the effective date for entitlement to receive the partial redemption will occur during a quarter in which current interest payment exists, the effective date for entitlement to receipt of the partial redemption shall occur on the next effective date for receipt of the current interest payment which will be paid during such quarter).

Partial early redemption shall be carried out pari passu to each of the Debenture holders.

[c]
The amount which will be paid to the Holders of Debentures of the Relevant Series in case of early redemption, will be the highest amount among the following: (1) market value of the balance of the Debentures of the Relevant Series in circulation, which will be determined according to the higher between: (a) the price of the Debentures of the Relevant Series on TASE in

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

the end of the Trade Day preceding the date on which the Company’s board resolution for performance of the early redemption shall be adopted; or (b) the average closing price of the Debentures of the Relevant Series in the thirty (30) Trade Days preceding the date of adopting the board resolution regarding the early redemption; (2) the liability value of the Debentures of the Relevant Series available for early redemption in circulation, namely, Principal plus interest and linkage differentials (if any), until the actual early redemption date; (3) the cash flow balance of the Debentures of the Relevant Series available for early redemption (Principal plus interest) while discounted according to the Government Debentures Yield (as defined below) plus interest which will be determined in the Initial Offering Report. Discounting of the Debentures of the Relevant Series subject to early redemption will be calculated commencing from the early redemption date until the date of the last payment determined in respect of the Debentures of the Relevant Series being redeemed early, as shall be determined in the Initial Offering Report.

For this matter: the “Government Debentures Yield” means the average return (gross) for redemption, during a period of seven Business Days, ending two Business Days prior to the date of announcement of the early redemption, of three series of government debentures of which average lifetime is the closest to the average lifetime of the Debentures of the Relevant Series on the relevant date.

8.	Acceleration

8.1.	Upon the occurrence of one or more of the events specified below the provisions in Section 8.2 of the Indenture shall apply:

8.1.1.	If the Company shall not pay any amount due therefrom in respect of the Debentures of the Relevant Series within forty five (45) days after the payment date had become due.

8.1.2.
If a temporary liquidator had been appointed to the Company by a court or a final irrevocable valid resolution for dissolution of the Company shall be adopted (except for dissolution for reasons of merger with another company and/or restructuring of the Company), and such appointment or resolution had not been revoked within ninety (90) Business Days from the date of appointment or resolution, as applicable.

8.1.3.
If an attachment shall be imposed, a charge be exercised or execution actions be carried out, all on the Majority of the Company’s Assets, and such attachment not be removed or the exercise be cancelled or the action be canceled within ninety (90) Business Days after the attachment had been imposed or

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

the charge was exercised or the action carried out, and such attachment, charge exercise or action entail or is reasonably  liable to entail actual risk for the possibility of payment of any amount due from the Company in respect of the Debentures of the Relevant Series.

8.1.4.
If a receiver or a temporary receiver be appointed for the Majority of the Company’s Assets, and the appointment will not be removed within ninety (90) Business Days, and such appointment entails or is reasonably liable to entail actual risk for the possibility of payment of any amount due from the Company regarding the Debentures of the Relevant Series.

8.1.5.
If the Company shall cease or announce its intention to cease the payment of debts thereof, in a manner that any such event entails or is reasonably liable to entail risk to the rights of the Holders of Debentures of the Relevant Series.

8.1.6.
If the Company shall cease to continue its business and/or to conduct its business as shall be from time to time and/or notify the Trustee of its intention to cease continuation of engaging in the business thereof as shall be from time to time and/or conduct them and/or shall intend to cease continuation of the business thereof as shall be from time to time.

8.1.7.
If the Company shall violate or not fulfill any material condition or undertaking included in the Debentures of the Relevant Series or in the Indenture, in a manner which such shall entail or is reasonably liable to entail material prejudice to the rights of the Debenture holders of the same series.

In this Section the “Majority of the Company’s Assets” means assets of which overall amounts constitutes most of the overall amount of all of the assets as recorded in the consolidated report on the financial position according to the consolidated financial reports recently released by the Company according to a relevant case as aforesaid.

8.2.	In cases as specified in this Section, the provisions in Section 8.2 below shall apply:

[a]	Upon the occurrence of any of the events in Sections 8.1.1 to 8.1.6 (inclusive) above, the Trustee shall be obligated to convene a meeting of the holders of Debentures of the Relevant Series;

[b]
Upon the occurrence of an event as specified in Section 8.1.7 above, the Trustee shall be entitled (but not obligated) to, and each of the Debenture holders who holds ten percent (10%) or more of the Debentures of the Relevant Series, will be entitled to convene a meeting of Debenture holders of the Relevant Series.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

[c]
The date of convening a meeting of Holders of Debentures of the Relevant Series on whose agenda there shall be a resolution regarding the acceleration of all of the unpaid balance of the Debentures of the Relevant Series, due to the occurrence of any of the events specified in Section 8.1 above, will be upon the passing of thirty (30) days from the date of convening thereof (or a shorter term according to the provisions of subsection [f] below).

[d]
In a case which until the date of convening of a meeting as aforesaid, any of the events specified in Section 8.1 above had not been cancelled or removed, and a resolution in the meeting of Debenture holders as aforesaid regarding the acceleration was adopted as a Special Resolution, the Trustee will be obligated, within reasonable time, to accelerate all of the unpaid balance of the Debentures of the Relevant Series.

[e]
A copy of the meeting convening notice as aforesaid will be sent by the person convening the meeting to the Company immediately upon the publication of the notice of the convening thereof and shall constitute an advance written notification to the Company of the intention thereof to operate as aforesaid, and the Company shall release an immediate report regarding the convening of a meeting as aforesaid.

[f]
The Trustee may, according to its discretion, reduce the period of thirty [30] days stated in subsection [c] above, in a case which the Trustee shall be of the opinion that any delay in the convening of a meeting may risk the rights of the holders of Debentures of the same series.

[g]
The Trustee will be responsible to report to the Holders of Debentures of the Relevant Series of the occurrence of any of the events specified in Section 8.1 above, whether by virtue of general publications made by the Company or according to the Company’s notice which will be sent thereto according to the provisions of Section 24 of the Indenture.

[h]
It is hereby clarified that the Trustee’s duties according to this Section 8.2 are subject to the actual knowledge thereof of the occurrence of the facts, cases, circumstances and events specified therein. Such may not prejudice the duties of the Trustee according to any law, provided that such may not prejudice the rights of the Trustee.

9.	Actions and Proceedings by the Trustee

9.1.
In addition to any provision in this Indenture and as an independent right and authority, the Trustee shall be entitled, according to the discretion thereof, to initiate any proceedings, including legal proceedings, as the Trustee shall deem fit, and subject to the provisions

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

of any law, for the enforcement of the Company’s undertakings pursuant to the Indenture and for the exercise of the rights of the holders of Debentures of the Relevant Series according to the Indenture. Notwithstanding the provisions of this Section, a right for acceleration shall arise only pursuant to the provisions of Section 8 above and not by virtue of this Section.

Subject to the provisions of this Section, the Trustee shall be obligated to act as aforesaid in this Section if it shall be required to do so by a Special Resolution adopted in a meeting of the Holders of Debentures of the Relevant Series, unless the Trustee believes that in the circumstances of the matter it is not just and/or reasonable to do so, and it referred to the competent court with a motion to receive instructions on the subject matter on the first possible date.

9.2.
The Trustee may, prior to initiating proceedings as aforesaid, convene a meeting of Holders of the Debentures of the Relevant Series in order for such Holders to decide in a Special Resolution what proceedings to instigate for exercise of the rights thereof pursuant to the Indenture, provided that the convening of the meeting shall be done on the first possible date and delaying of proceedings shall not risk the rights of the said Holders. Also, the Trustee will be entitled to reconvene meetings of Holders as aforesaid, for the purpose of receiving instructions in all matters pertaining to conduct of such proceedings according to the aforesaid above.

9.3.
Subject to the provisions of the Indenture, the Trustee may, but is not obligated to, convene at any time, a general meeting of Holders of Debentures of the Relevant Series in order to deliberate and/or receive the instructions thereof on any matter pertaining to the Indenture provided that the convening of the meeting shall be done on the first possible date and the delaying of proceedings shall not risk the rights of the said Holders. The Trustee shall be obligated to convene a meeting on the first possible date pursuant to a request of the Holders of at least ten percent (10%) of the Principal of the Debentures of the same series in circulation.

9.4.
The Trustee may, according to the sole discretion thereof, withhold the performance of any action thereby according to the Indenture, for referring to a meeting of Holders of Debentures of the Relevant Series and/or the court until he receives instructions from the meeting of the Holders of Debentures of the Relevant Series and/or instructions from the court how to act, provided that the convening of the meeting or reference to the court shall be done on the first possible date.

9.5.
For avoidance of doubt it is hereby clarified that none of the provisions specified above may prejudice and/or derogate from the right of the Trustee, hereby conferred upon the Trustee, to refer, according to the sole discretion thereof, to legal instances, even before the Debentures

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

of the Relevant Series shall be accelerated, and thereafter, for the purpose of provision of any order in respect of the trusteeship matters.

10.	Trust for the Proceeds

All of the proceeds received by the Trustee as a result of proceedings that the Trustee shall instigate, if any, against the Company, will be held thereby in trust and shall serve in the hands thereof for the purposes and according to the order of priorities as follows:

First for clearing expenses, payments, levies and liabilities expended by the Trustee, charged against it, or incurred through or as a result of the actions of performance of the trust or in another manner in relation with the terms of the Indenture, including the fee thereof, all in respect of the Debentures of the Relevant Series, and will use the balance, first – to pay the Holders of the Debentures of the Relevant Series the arrears in interest and/or Principal (including the interest in arrears if any) due thereto according to the conditions of the Debentures of the Relevant Series and subject to the terms of linkage in the Debentures,  pari passu and pro rata to the amount of the interest and/or Principal which is late, owing to each of them with no preference or priority right in respect of any of them; second – to pay the Debenture holders the amounts of the Principal and/or the interest due thereto according to the Debentures and subject to the linkage terms in the Debentures, whether the date for clearance of the Principal and/or interest amounts had become due or not, pari passu and pro rata to the amounts due thereto, with no preference regarding priority in time of issuance of the Debentures by the Company or otherwise, and the excess, if any, the Trustee shall pay the Company or the alternates thereof. Withholding tax shall be deducted from the payments to the Debenture holders, insofar as there is a duty to deduct such according to any law.

Payment of the amounts by the Trustee to the Holders of Debentures of the Relevant Series, is subject to the rights of other creditors of the Company, if any, according to the provisions of law.

11.	Authority to withhold distribution of funds

Notwithstanding the provisions of Section 10 of the Indenture, should the monetary amount received as a result of instigation of the proceedings specified in Section 9 of the Indenture and which will be available for distribution at any time to the Holders of Debentures of the Relevant Series as aforesaid, will be less than the amount of interest for the next payment determined according to the conditions of the Debentures of the same series, the Trustee shall not be obligated to distribute such and will be entitled to invest the said amount, in whole or in part, in investments permitted pursuant to the Indenture.

Once the aforesaid investments including the profits thereof, together with other funds which shall reach the Trustee for the payment thereof to the Holders of the Debentures of the Relevant Series, if any, shall reach an amount which will be sufficient to pay at least the amount of interest for the next

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

payment determined according to the terms of the Debentures of the same series, the Trustee shall be obligated to distribute the said amount to the Holders of the Debentures of the Relevant Series on the next payment date of Principal or interest. Notwithstanding the provisions of this Section above, the Holders of Debentures of the same series may, according to a Special Resolution which shall be adopted thereby, instruct the Trustee to pay them the funds received by the Trustee and are available for distribution as stated in Section 10 of the Indenture, even if the amount thereof stands at less than the amount of the next interest payment amount determined according to the terms of the Debentures of the same series.

12.	Notice of Distribution

12.1.
The Trustee shall notify the Holders of the date and place in which any payment of the payments stated in Sections 10 and 11 above shall be made, by an advance notice of 14 days which will be delivered in the manner prescribed in Section 24 of the Indenture.

12.2.
After the date specified in the notice, the Holders will be entitled to interest according to the rate set forth in the Debenture of the same series, only for the balance of the Principal amount (if any) after deduction of the amount paid, or proposed to be paid to them, as aforesaid.

13.	Non-Payment for a Reason Beyond the Company’s Control

13.1.
Any sum payable to a holder of Debentures of the Relevant Series which was not paid on the due date for the payment thereof for a reason beyond the Company’s control, even though the Company was ready to pay the same (the “Impediment”), shall cease from bearing interest and linkage differentials from the aforesaid date and the said holder shall be entitled only to the sums to which he was entitled on the due date of that payment on account of the principal and/or linkage differentials and/or interest (as the case may be).

13.2.
If such sum as aforesaid was not paid within fourteen (14) days from the due date for the payment thereof, then on the fifteenth (15) day after the due date for the payment (and if this day is not a Business Day, then on the first Business Day thereafter) the Company shall remit this sum to the Trustee, who shall hold the sum in trust for the Debenture holder and the remittance of the sum to the Trustee as aforesaid shall be deemed as payment of that sum to this holder, subject to the provisions of Section 13.3 below. If the aforesaid sum is the last payment – the deposit of this sum in trust in the hands of the Trustee shall be deemed as the redemption of the aforesaid Debentures, subject to the provisions of Section 13.3 below. The Trustee shall deposit in the bank any sum held thereby in trust for holders in the investments permitted under the Indenture. After receiving from the holder a notice on the removal of the Impediment, the Trustee shall remit to the holder the funds accrued for the deposit and resulting from

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

the liquidation of the investment of the same, net of all of the expenses and management fees of the escrow account and net of any tax under law. The payment shall be made against the presentation of such proof as shall be acceptable to the Trustee concerning the holder’s right to receive the same.

13.3.
Upon the expiration of one year after the final date for the payment of the Debentures of the Relevant Series, the Trustee shall remit the sums accrued in its hands to the Company, net of its expenses, and the Company shall hold the same in trust and invest the same as provided in Section 13.2 above for the holder until the expiration of three (3) years after the date of the final payment of the Debentures of that series, and it shall make no use of the same during this period. With respect to the sums that shall be remitted to the Company by the Trustee as aforesaid, they shall be subject to the provisions of this section 13.3, mutatis mutandis. After remitting the sums to the Company the Trustee shall owe to the Debenture holders of this series no payment for the sums held thereby as aforesaid.

13.4.
The Company shall confirm for the Trustee in writing the remittance of the aforesaid sums to it and the receipt of the same in trust for the Debenture holders of that series as aforesaid, and it shall undertake to indemnify the Trustee for any damage of any kind that shall be caused thereto for the remittance of the funds as aforesaid, provided that it acted reasonably and not in bad faith and/or malice and/or negligence. Funds as aforesaid which shall not be demanded from the Company by the Debenture holder of the Relevant Series upon the expiration of three (3) years after the final payment date of the Debentures of that series shall become the Company’s property and it shall be entitled to use the remaining funds for any purpose whatsoever.

14.	Receipt from the Debenture holders

14.1.
A receipt from the holder or evidence from the transferring bank of the execution of the transfer or the execution of the transfer via the TASE Clearinghouse for the principal and/or interest sums paid thereto by the Trustee and/or the Company for the Debentures of the Relevant Series shall release the Trustee and/or the Company (as the case may be) entirely with respect to the payment of the sums stated therein.

14.2.
A receipt from the Trustee concerning the deposit of the principal and interest sums therewith in favor of the Debenture holder shall be deemed as a receipt from the Debenture holder of the Relevant Series.

14.3.	The funds distributed as provided in Section 12 above shall be deemed as made on account of the payment.

15.	Application of the Securities Law

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

In any matter not mentioned herein as well as in any case of discrepancy between the (mandatory) provisions of the Securities Law and this Indenture, the parties shall act in accordance with the provisions of the Securities Law.

16.	Investment of Funds

All of the funds which the Trustee may invest hereunder shall be invested by him in one of the five large banks in Israel, on its name or to its order, in investments in which the laws of the State of Israel permit to invest trust funds, as it shall see fit, subject to the terms of the Indenture and to the provisions of any law, provided that any investment in securities shall be in securities rated no lower than AA. If the Trustee invested funds as aforesaid, the Trustee shall only owe to the entitled parties for these funds the consideration received from the liquidation of the investments, net of its fee and expenses, the commissions and expenses related to the investments as aforesaid and the management of the trust’s accounts, the commissions and the deduction of the mandatory payments applicable to the escrow account, and the Trustee shall act with respect to the balance of the funds in accordance with the provisions of the Indenture, as the case may be.

17.	The Company’s Undertakings vis-à-vis the Trustee

The Company assumes, vis-à-vis the Trustee, the following undertakings, for as long as the Debentures of the Relevant Series have not yet been fully paid-up:

17.1.	To continue managing the Company’s businesses in an orderly and proper manner.

17.2.	To keep and maintain its assets (as being from time to time) in good and functioning condition.

17.3.
To provide and order its accountants to provide to the Trustee and accountants, attorneys or other consultants on its behalf any information that shall be reasonably required for protecting the holders with respect to all of the data related to its businesses or assets (subject to the provisions of any law and to the execution thereby of an undertaking of confidentiality in favor of the Company).

17.4.
To keep regular account books in accordance with the acceptable accounting principles and to safeguard the books, including the documents serving as evidence thereof, at its offices, as required under law.

17.5.	To allow the Trustee to attend the general meetings of the Company’s shareholders (without a right to participate or to vote).

17.6.	To deliver to the Trustee the reports and notices as specified in Section 29 of the Indenture.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

17.7.
To provide to the Trustee, at its request, an affidavit and/or statements and/or details and/or information, as required by the Trustee, at its sole discretion, for implementing and exercising the authorities, powers and authorizations of the Trustee and/or its representatives under the Indenture, provided that they are reasonable.

17.8.
To file immediately, without delay, in the Trustee’s name, any report in such language as shall be delivered thereto in writing by the Trustee, with respect to the Debentures and/or the trust with respect thereto according to this Indenture.

The Trustee hereby undertakes to keep confidential any information that it shall receive from the Company as aforesaid, except for the purpose of the transfer of information to a meeting of holders convened for the purpose of reporting and/or making a decision concerning their rights under the Debentures of the Relevant Series, provided that such transfer of information as aforesaid shall be subject to the provisions of any law and that such transfer shall not damage a legitimate interest of the Company.

18.	Additional Undertakings

After and insofar as Debentures of the Relevant Series shall be accelerated, as defined in Section 8 above, the Company shall perform from time to time and at any time that it shall be required to do so by the Trustee all of the reasonable actions in order to allow the exercise of all of the authorities vested in the Trustee and the Company shall take in particular the following actions:

18.1.	It shall transfer and remit to the Trustee the consideration for the Debentures due, according to the terms thereof.

18.2.
It shall deliver statements and execute all of the documents and take or ensure the taking of all of the actions necessary or required under the law for validating the exercise of the Trustee’s authorities, powers and authorizations.

18.3.	It shall give all of the notices, orders and instructions that the Trustee shall deem useful and reasonably demand for implementing the provisions hereof.

19.	Other Agreements

Subject to the provisions of the law, neither the fulfillment of the Trustee’s duties hereunder, nor its mere status as a trustee, shall prevent the Trustee from engaging with the Company in various contracts or from performing transactions therewith in its ordinary course of business.

20.	Trustee’s Fee

The Company shall pay to the Trustee a fee for its services as a trustee for the Debentures under the Indenture, as follows:

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

20.1.	For the trust services for any series of Debentures that shall be issued according to the Shelf Prospectus the Company shall pay to the Trustee:

20.1.1.
For the first year of trust, from the actual issue, the Trustee shall be paid an annual fee of NIS 15,000, and for each additional year in which the Trustee shall act as a trustee for the Debentures of that series, the sum of NIS 12,500 (and all linked to the Consumer Price Index known on the issue date of the Relevant Series) (the “Annual Fee”).

The Annual Fee for any series of Debentures shall be paid to the Trustee at the beginning of each trust year, for each trust year.

20.1.2.	For participating in the Debenture holders meeting, the Trustee shall be paid an additional fee of NIS 500 per meeting (linked to the Consumer Price Index as aforesaid) in addition to travel expenses.

20.2.
If the Trustee’s office expired with respect to a certain series of Debentures as provided in the Indenture and/or if it ended in accordance with the terms of the Debentures, the Trustee shall not be entitled for the payment of a fee for the period from the aforesaid date and any overpayment made to the Trustee for such period shall be repaid thereby to the Company.

20.3.
If the Trustee is required to perform special works in connection with and for the purpose of exercising its duties hereunder, such as the performance of an action resulting from a breach of the Indenture by the Company and/or due to the need to take actions due to the non-performance by the Company of its undertakings to the Debenture holders and/or for accelerating the Debentures, and including the participation in various meetings (such as meetings with the Securities Authority), the Company shall pay the Trustee a fee according to the hours actually invested thereby in the sum of NIS 500.

20.4.	To all of the aforesaid sums that shall be paid to the Trustee legal VAT and reimbursement of expenses shall be added.

20.5.	If the Company issues debentures secured by liens, the Trustee shall be entitled to an additional fee as shall be determined by the parties.

21.	Special Authorities

21.1.
The Trustee shall be entitled to deposit all of the instruments and documents that attest to, represent and/or determine its right with respect to any asset found at that time in its hands in a safe and/or any other place of its choice, with any banker and/or banking company and/or attorney.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

21.2.
In the framework of performing the matters of the trust hereunder and subject to the provisions of any law and the Indenture, the Trustee may commission the opinion and/or advice of any lawyer, accountant, assessor, appraiser, surveyor, broker or other expert, and to act in accordance with the conclusions thereof, whether such opinion and/or advice was prepared at the request of the Trustee and/or of the Company. The Trustee shall be liable for no loss or damage caused as a result of any act and/or omission committed thereby in reliance on such advice or opinion as aforesaid, unless it was determined in a final judgment that the Trustee acted with malice or negligence, in respect of which the Trustee is not exempted by law (as applicable from time to time) and/or with malice.

21.3.	Any advice and/or opinion as aforesaid may be provided, sent or received by a letter, telegram, fax and/or any other electronic media for the transfer of information in writing.

21.4.
Subject to the provisions hereof, the Trustee may, but is not obligated to, convene at any time a general meeting of Debenture holders of any Relevant Series, in order to discuss and/or receive its instructions in any matter concerning this Indenture and it may reconvene the same.

21.5.
The Trustee shall not be required to notify any party of the execution hereof and it may not intervene in any form whatsoever in the management of the Company’s businesses or matters, except according with the authorities granted thereto herein.

21.6.
The Trustee shall exercise in the framework of the trust the powers, authorizations and authorities granted thereto hereunder at its absolute discretion and subject to the other provisions hereof it shall not be liable for any loss or damage caused due to an error in the exercise of the aforesaid discretion, unless it was determined in a final judgment that the Trustee acted with malice or negligence, in respect of which the Trustee is not exempted by law with negligence, in respect of which the Trustee is not exempted by law  as applicable from time to time.

22.	Trustee’s Authority to Employ Representatives

The Trustee may, in the framework of managing the businesses of the trust, appoint representatives to act in its place, whether an attorney or another person, in order to take or participate in taking special actions that are required in connection with the trust, and without derogating from the generality of the aforesaid, instituting legal proceedings, provided that the Trustee gave a notice to the Company of the appointment of a representative as aforesaid. The Trustee may also pay on the Company’s account the reasonable fee of any such representative for proceedings for the purpose of or after the acceleration of the Debentures, and the Company shall repay the Trustee, immediately at its first demand, such expenses, provided that the Trustee gave the Company an advance notice of the appointment of such representatives. The

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

appointment of a representative as aforesaid may not release the Trustee of any liability that would have applied thereto if not for the said appointment and/or derogate from the Trustee’s liability for its actions and the actions of its representatives. The Company may object the appointment of a certain representative as aforesaid on any reasonable ground, including in case that the representative is a competitor or found in conflict of interests, whether directly or indirectly, with the Company’s businesses.

23.	Indemnification of the Trustee

23.1.
The Trustee shall be entitled to receive indemnification from the Debenture holders of the Relevant Series and/or the Company, as the case may be, for reasonable expenses that it incurred and/or shall incur in connection with actions concerning this Series, which it took or has to take by virtue of its duties under the terms hereof and/or under law and/or under any instruction of a competent authority and/or under any law and/or at the demand of the Debenture holders and/or at the Company’s demand, as specified in this section below.

23.2.	Notwithstanding the aforesaid:

[a]
The Trustee shall not be entitled to demand indemnification as aforesaid in advance in an urgent matter (without derogating from the Trustee’s right for retroactive indemnification in the same matter, if and insofar as it shall have such a right).

[b]
The Trustee shall be entitled to indemnification for liability in torts in case it shall be charged with such liability under a final judgment or concluded settlement vis-à-vis a third party, who is not one of the Debentureholders of that Series, provided that it did not act in negligence and/or bad faith and/or malice.

23.3.	The aforesaid right of indemnification is subject to the following conditions:

[a]	The expenses for the liability in torts are reasonable.

[b]	The Trustee acted in good faith and this action was taken in the framework of the performance of its duties, according to the provisions of the law and hereunder.

23.4.
Without derogating from the rights of compensation and indemnification granted to the Trustee under the law and/or the commitments of the Company and the Debenture holders hereunder, the Trustee, its representative or any other person appointed by the Trustee hereunder shall be entitled to receive out of the funds received by the Trustee from the proceedings instituted thereby and/or otherwise hereunder indemnification with respect to the undertakings assumed by them, with respect to expenses incurred by them in the course of performing the trust or in connection with such actions, which at the Trustee’s opinion were required for the performance of the same and/or with respect to the exercise of authorities and authorizations granted by

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

virtue of the Indenture as well as with respect to all kinds of legal proceedings, opinions and consultation with attorneys and other experts, negotiations, talks, expenses, claims and demands with respect to any matter and/or issue which were done and/or not done in any matter, and all with respect to the Relevant Series, and the Trustee may withhold the funds held thereby and pay therefrom the sums required for the payment of the indemnification as aforesaid. All of the aforesaid sums shall have preference over the rights of the Debenture holders of that Series, subject to the provisions of any law, provided that the Trustee acted in good faith and in accordance with the duties applicable thereto under any law and hereunder.

23.5.
Whenever the Trustee shall be required under the terms of the Indenture and/or under the law and/or an instruction by a competent authority and/or any law and/or at the demand of the Debenture holders of the Relevant Series and/or at the Company’s demand, to take any action with respect to that Series, including, without limitation, instituting proceedings or filing actions at the request of the Debenture holders of that Series, as provided in the Indenture, the Trustee may refrain from taking any such action until it receives to its satisfaction a letter of indemnification from all or any of the Debenture holders of that Series with respect to expenses and/or damages that may be caused thereto and/or to the Company due to taking such action as aforesaid, and if the action is taken due to the Company’s demand – from the Company, for any liability to damages and/or expenses that may be caused to the Trustee and the Company or any of them due to taking such action. It is clarified that the aforesaid does not exempt the Trustee from taking an urgent action which is required in order to prevent a material breach of the rights of the Debenture holders of that Series.

23.6.
Notwithstanding the aforesaid in this Section 23, whenever the Trustee deems right, for protecting and/or exercising the rights of the Debenture holders of the Relevant Series and/or shall be required, according to the terms of the Indenture and/or under law and/or an instruction of a competent authority and/or any law and/or at the demand of the Company and/or the Debenture holders of that Series, to institute legal proceedings, the Company shall deposit in the Trustee’s hands a sum that shall be determined reasonably by the Trustee as the expected sum of the Trustee’s expenses in connection with these proceedings. In case that the Company does not deposit the aforesaid sum on the date that it was requested to do so by the Trustee, and in the Trustee’s opinion there is a doubt as to the Company’s ability to cover the expenses involved in instituting proceedings by the Trustee, the Trustee shall immediately convene a meeting of the Debenture holders of that Series in order to confirm their liability for covering the expenses involved in the proceedings which the Trustee intends to institute. In case that the Debentureholders of that Series refuse to bear the expenses involved in instituting the proceedings by the Trustee, the Trustee shall be under no obligation to institute proceeding as

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

aforesaid. It shall be hereby clarified that the Debenture holders’ consent as aforesaid shall not release the Company from its undertakings to bear and cover all of the expenses involved in instituting proceedings as aforesaid. In addition, all of the funds that shall be received from the exercise proceedings shall be also used for reimbursement and covering of expenses which the Debenture holders undertook to bear as aforesaid. It is clarified that the aforesaid does not exempt the Trustee from taking an urgent action required for preventing a material breach of the Debenture holders’ rights.

The indemnification undertakings under this Section 23.6 shall be referred to as the “Indemnification Undertaking”.

23.7.	The ‘Indemnification Undertaking’:

[a]
Shall apply to the Company in any case of (1) actions that were taken and/or required to be taken according to the terms hereof or for protecting the rights of the Debenture holders (including at a Holder’s demand which is required for such protection); and (2) actions that were taken and/or required to be taken at the Company’s demand.

[b]
Shall apply to the Holders who held the Debentures of the Relevant Series on the effective date in any case of (1) actions that were taken and/or required to be taken at the Debenture holders’ demand (except for such actions that were taken at Debenture holders’ demand for protecting the Debenture holders’ rights); and (2) the non-payment by the Company of the sum of the ‘Indemnification Undertaking’ that apply thereto under subsection [a] above (subject to the provisions of Section 23.8 below).

For this matter, the effective date for determining the liability of a Holder for the ‘Indemnification Undertaking’ is as follows: in any case in which the ‘Indemnification Undertaking’ is required due to an urgent decision or action required in order to prevent an adverse material breach of the Debenture holders’ rights, without a prior decision of the Debenture holders meeting – the effective date for the liability shall be the close of the Trading Day on the day on which the action is taken or the decision is made (according to the earlier) and if that day is not a Trading Day, the preceding Trading Day. In any case in which the ‘Indemnification Undertaking’ is required according to the decision of the Debentureholders meeting – the effective date for the liability shall be the date stated in the proof of ownership (as specified in Section 7 of the Second Schedule hereto) and it shall also apply to a Holder who did not attend or participated in the meeting.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

23.8.	The payment by the Holders in the Company’s place of any sum imposed on the Company pursuant to this Section 23 shall not release the Company from its obligation to bear the said payment.

24.	Notices

Any notice on behalf of the Company and/or Trustee to the Debenture holders shall be given by an immediate report and in the following cases only the Company shall also publish an announcement in two (2) newspapers of broad circulation, which are published in Israel in Hebrew: (a) an arrangement or settlement pursuant to Section 350 of the Companies Law; (b) a merger. In case that the Company ceases from reporting according to Chapter F of the Securities Law, any notice on behalf of the Company and/or the Trustee to the Debenture holders shall be given by sending a notice by registered mail to each one of the Debenture holders, according to his last address as registered in the Register (and in the case of several co-holders, the co-holder who is registered first in the Register). Any notice that was sent as aforesaid shall be deemed as if it was delivered to the Debenture holders three (3) Business Days after postal dispatch thereof.

Any notice or demand on behalf of the Trustee to the Company or on behalf of the Company to the Trustee may be given by a letter that shall be sent by registered mail or by courier according to the address specified in the Indenture or according to a different address of which the parties shall give a written notice or – also by transmitting it by fax or by e-mail. Any notice or demand that shall be sent by registered mail shall be deemed to have been received by the other party three (3) Business Days after postal dispatch thereof. Any notice or demand that shall be sent by courier shall be deemed to have been received by the other party upon its delivery by the courier to the addressee or upon the tender thereof to the addressee, as the case may be. Any notice or demand that shall be sent by fax (in addition to telephone confirmation of the receipt thereof) shall be deemed to have been received by the other party one Business Day after the transmission thereof and in case of a transmission by e-mail – on the date of receipt of an e-mail confirmation of the reading thereof or on the date of the telephone confirmation of its receipt (if any), according to the earlier.

Copies of notices that shall be given by the Company to the Debenture holders shall be sent by the Company also to the Trustee, and copies of notices that shall be given by the Trustee to the Debenture holders shall be sent by the Trustee also to the Company.

25.	Waivers, Settlements and/or Modifications in the Indenture

[a]
Subject to the provisions of any law, the Company and the Trustee may, whether before or after the Principal of the Debentures of the Relevant Series is due, modify the Indenture and/or the terms of the Debentures of that Series, if one of the following applies:

[1]	Except for a modification of the dates of the payments according to the terms of the Debentures of that Series, of its interest rates, the causes for acceleration and reports that the

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

Company is required to submit to the Trustee, if the Trustee was convinced that the modification does not materially damages the Debenture holders of that Series.

[2]	A meeting of the Debenture holders of that Series approved the modification in a Special Resolution.

[b]	In addition to the provisions of Subsection [a] and subject to the provisions of any law:

[1]
Except with respect to the dates of the payments according to the terms of the Debentures of that Series, its interest rate, in linkage of the Debentures, insofar as the terms of the Debentures of the Relevant Series provide for a method of linkage, the causes for acceleration and reports that the Company is required to submit to the Trustee, the Trustee for that Series may, from time to time and at any time, if in its opinion it does not violate the rights of the Holders of that Series, waive any breach or non-performance of any of the terms of the Indenture by the Company.

[2]
The Trustee shall be authorized, with a prior approval that shall be granted by a Special Resolution of the meeting of the Debenture holders of that Series, settle with the Company with respect to any of their rights or actions, and to waive any of their rights or actions vis-à-vis the Company pursuant to the Indenture and the Debentures of the Relevant Series. If the Trustee settled with the Company after it received a prior approval of the Debenture holders as aforesaid, the Trustee shall be exempt from any liability for this action.

[c]
The Company and/or Trustee shall deliver to all of the Debenture holders of the Relevant Series a written notice of any modification and/or waiver as aforesaid in Subsections [a][1] or [b][1] above with respect to this Series, shortly after the execution thereof.

[d]
In any case of exercise of the Trustee’s right under this section above with respect to any Relevant Series, the Trustee may demand from the Debenture holders of that Series to deliver to it or to the Company the Certificates of the Debentures of that Series for registering a note concerning any waiver, settlement, modification or amendment as aforesaid, and at the Trustee’s demand the Company shall register such a note in the Debenture Certificates delivered thereto.

[e]	In addition to the aforesaid, the terms of the Debentures may be modified in the framework of an arrangement or settlement that was approved by the court pursuant to Section 350 of the Companies Law.

[f]
The exchange of the Debentures of any Relevant Series for debentures of another traded company in the framework of a process of merger, split, re-organization of the Company or an exchange tender offer may be performed subject to the adoption of a Special Resolution by the Debenture holders of the Relevant Series or, at the Company’s choice, in another way permitted under law on the relevant date.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

26.	The Debenture holders Register

The Company shall keep at its registered office a separate Debenture holders Register for each Relevant Series (the “Register for the Relevant Series”), in which shall be registered all of the registered Holders, as being from time to time, of the Debentures of that Series as well as their addresses, details of the bank accounts to which the payments on account of the Principal and interest shall be transferred and the par value of the Debentures of this Series which are registered in their names, as being from time to time. In the Register for the Relevant Series other Holders shall be also registered, insofar as such Holders shall exist due to a split or a transfer of ownership of the Debenture of that Series, if actions are taken in accordance with Sections 8 or 9 of the Terms and Conditions Overleaf.

The Company may close the Register for the Relevant Series from time to time for period or periods of time that shall not exceed thirty (30) cumulative days in each year.

The Debenture holder of the Relevant Series may inspect the Register for that Series at any reasonable time, as long as he holds Debentures of that Series. In addition, the Trustee may inspect the Register for that Series at any reasonable time.

The Company shall not be required to enter any notice in the Debenture holders Register concerning explicit, implicit or presumed trust, or a pledge or lien of any kind or any right in equity, action or setoff or any other right with respect to the Debentures. The Company shall only acknowledge the ownership of the person in whose name the Debentures were registered. The legal heirs, administrators or executors of the registered Holder and any person who shall be entitled to the Debentures due to the bankruptcy of any registered Holder (and if it is a corporation – due to its dissolution) may be registered as the Holders thereof after providing proofs which in the Company’s opinion shall suffice to prove their right to be registered as Holders thereof.

27.	Appointment of a New Trustee and Expiry of the Trustee’s Office

27.1.	The Trustee’s office shall terminate in the cases specified in Section 35N of the Securities Law and according to the terms thereof.

27.2.
In case of termination of the Trustee’s office or in case that the Trustee is replaced as a result of the Securities Authority’s demand that the Trustee not act as the trustee of several series of Debentures of the Company, the Company shall take action to appoint a new Trustee which shall be a trust company of one of the six large banks in Israel or any other Trustee that shall be approved at the Debenture holders meeting by a simple majority.

27.3.
The Trustee shall hand-over to the new Trustee all of the documents and sums accrued therewith in connection with the trust contemplated in the Indenture for the Relevant Series, and it shall execute any document required for this purpose. Any new Trustee shall have the same powers, obligations and authorities and it shall be able to act for

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

all purposes and intents as if it had been initially appointed as a Trustee.

28.	Holders Meetings

The meetings of the Holders of any Relevant Series shall be conducted as provided in the Second Schedule hereto.

29.	Reporting to the Trustee

The Company shall deliver to the Trustee, as long as the Debentures subject to the trust are in circulation and have not yet been paid-up in full:

29.1.	Audited annual financial statements of the Company and reviewed quarterly financial statements of the Company, immediately upon the publication thereof.

29.2.
Within four (4) Business Days after making any payment to the Debenture holders of the Relevant Series the Company shall deliver to the Trustee a lawfully signed letter, confirming the performance of that payment to the Debenture holders and the balance of the par value of the Debentures of this Series which are still in circulation as of the confirmation date.

29.3.
Within ten (10) days from the end of each calendar year and as long as this Indenture is in force with respect to this Series, the Company shall deliver to the Trustee a written and lawfully signed certification, whereby, to the best of its knowledge, the Company did not breach this Indenture, including a breach of the terms of the Debentures of the Relevant Series, unless it was stated therein otherwise.

29.4.
No later than thirty (30) days after the issue date of a series of Debentures in the framework of a Shelf Offer Report pursuant to the Shelf Prospectus, the Company shall submit to the Trustee a payment schedule for the Debentures (Principal and interest) of the issued series, summarized in an Excel file.

29.5.
The Company shall notify the Trustee immediately and in writing of any reasonable concern of the Company that all or any of the events specified in Section 8.1 above is likely to occur and of the occurrence of all or any of the events specified in the aforesaid section.

30.	Applicable Law and Jurisdiction

The law that governs the Indenture with its annexes and the Debentures is the Israeli law. The courts in the city of Tel Aviv Jaffa shall have a unique and exclusive jurisdiction in any conflict regarding the Indenture and the Debentures.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

31.	Rating

The Company may determine in the First Offer Report of the Relevant Series' Initial Offering Report that insofar as the Debentures that shall be offered pursuant to the Offer Report as aforesaid shall be rated the Company shall act (insofar as the matter shall be within its control) to arrange that as long as Debentures of the Relevant Series are listed for trade, the Debentures of the Relevant Series shall be under rating follow-up by a rating agency.

In such case, the Company does not undertake not to replace the rating company throughout the Debentures’ life time. In case of replacing the rating company, the Company shall publish an immediate report concerning the replacement as aforesaid.

32.	Distribution of Dividend and/or Repurchase of Shares by the Company

It is clarified that no limitations on the Company with respect to the distribution of dividend and/or any other distribution and/or repurchase of Company’s securities were set forth in the Indenture and/or the terms of the Series F to O and Series  1 to 6 Debentures.

33.	Authorization for MAGNA

By signing this Indenture the Trustee authorizes any of the Company’s authorized signatories to report in its name in the MAGNA system of its engagement herein and its execution hereof.

[Remainder of this page intentionally left blank]

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

In witness whereof the parties have hereunto set their hands:

Cellcom Israel Ltd.	Hermetic Trust (1975) Ltd.
Signed by: Yaacov Heen CFO	Signed by: Dan Avnun

Attorney’s Certification

I, the undersigned, Adv. Tamar Enav, hereby certify that this Indenture was signed lawfully by the authorized signatories of Cellcom Israel Ltd., Mr. Yaacov Heen.

Tamar Enav, Adv.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

Cellcom Israel Ltd.

First Schedule

Series                           Debenture Certificate

Registered Debentures

Certificate no. ____________

Par value of this certificate: NIS ________________________.

The registered holder of this debenture certificate: ________________________.

1.
This certificate attests that Cellcom Israel Ltd. (the “Company”) shall pay to the (Series ____) Debenture holders principal and interest payments on such dates, pursuant to such payment terms and in accordance with such other conditions as set forth in the Terms and Conditions Overleaf in the Indenture of July 14, 2011 (the “Indenture”), between the Company, of the first part, and Hermetic Trust (1975) Ltd., of the second part, and in the Shelf Offer Report published by the Company on __________________, pursuant to which the Debentures contemplated herein were issued, all of which constitute an integral part hereof.

2.
This Debenture is issued as part of a series of debentures in identical terms to the terms hereof. The Debentures of the same series in circulation shall rank pari-passu with each other, without any preference or priority of the one over the other.

Signed by the Company on:

Cellcom Israel Ltd.
Signed by:

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

The Terms and Conditions Overleaf

The terms and conditions detailed overleaf, as specified in this part below, constitute an integral part of the Indenture (as defined below).

1.	General

In this Debenture, the following expressions shall bear the following meanings, unless implied otherwise by the context:

"Company"-	Cellcom Israel Ltd.

"Indenture"-	The Indenture which was signed between the Company and the Trustee, on July 14, 2011, including the schedules and annexes which are attached thereto which constitute an integral part thereof.

"Prospectus" or "Shelf Prospectus"-	A shelf prospectus of the Company which will be published due to, inter alia, the Debentures, as amended from time to time.

"Shelf Offering Report" or "Offering Report"-
Shelf offering reports which will be published pursuant to the Shelf Prospectus, in accordance with the provisions of Section 23A of the Securities Law, 5728-1968, in which all of the details which are unique to such offering will be filled out in accordance with the provisions of any law, including TASE rules and directives, as being from time to time.

"Debenture Series" or "Relevant Series"-
Series F to O and Series 1 to 6 of registered debentures of the Company, the terms of each shall be in accordance with the Debenture Certificate of such series and the Shelf Offering Report pursuant to which such series will be initially

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

issued, which will be issued from time to time by the Company according to the sole discretion thereof.

It is clarified that although the Shelf Prospectus determines that the total par value of each of the Debenture Series shall not exceed NIS 5,000,000,000, the Company shall be entitled to increase, from time to time and in accordance with the provisions of any law, each one of the Debenture Series, without limitation, and the Indenture and the conditions thereunder shall apply to each one of the Debenture Series, in an unlimited amount.

"Debentures" or Debenture of the Relevant Series"-	Debentures from each one of the Debenture Series.

"Relevant Series' Initial Offering Report"-	An Offering Report pursuant to which Debentures of the Relevant Series will be initially offered.

"Trustee"-	Hermetic Trust (1975) Ltd. and/or anyone acting from time to time as the Debenture holders' trustee pursuant to the Indenture.

"Register"-	The Debenture holders' register as provided in Section 26 of the Indenture.

"Debenture Certificate"-	The debenture certificate in respect of the Relevant Series, the language of which appears in the First Schedule to the Indenture and which will be issued in accordance with the terms

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

of the Indenture and Shelf Prospectus.

"Law" or "Securities Law"-	The Securities Law, 5728-1968, and the regulations thereunder, as being from time to time.

"TASE"-	The Tel Aviv Stock Exchange Ltd.

"Consumer Price Index" or "Index"-
The price index which is known by the name "consumer price index" which includes vegetables and fruit and is published by the Central Bureau of Statistics and Economic Research in Israel, and including such index also if published by a different official institute or body, and including any other official index which will replace the same, whether or not it will be based on the same data on which the existing index is based. If a different index which will be published by a body or an institute as aforesaid will replace the same, and such body or institute shall not have determined the ratio between it and the replaced index, such ratio shall be determined by the Central Bureau of Statistics, and in the event that such ratio will not be determined as aforesaid, then it shall be determined by the Trustee for the Relevant Series, in consultation with economic experts which will be chosen thereby.

"Known Index" on any date-	The last known Index which was published before such date.

"Base Index" with regard to any Relevant Series-	The Known Index on a specific date, which will be detailed in the Relevant

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

Series' Initial Offering Report.

"Payment Index"-
The Known Index on the date which is scheduled for any payment on account of a Principal and/or interest, subject to the provisions below.

The Relevant Series' Initial Offering Report, which includes Index linked Debentures, shall specify whether protection will apply to the Principal and/or interest of such Debentures (in other words, if the Known Index on the date which is scheduled for the relevant installment will be lower than the Base Index, the payment index will be the Base Index) or no such protection will apply (in other words, the payment index shall be the Known Index on the date which is scheduled for the relevant installment, also if such Index will be lower than the Base Index).

The manner of determination of the payment index, as aforesaid, shall be detailed in the Relevant Series' Initial Offering Report.

If the Company shall not have determined in the Offering Report as aforesaid whether or not such protection will apply, no protection shall apply.

"Debenture holders" and/or "Debenture Owners" and/or "Holders"	Anyone holding the Debentures.

"Business Day" or "Bank Business Day"-	Any day on which most of the banks in Israel are open for the performance of transactions.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

"Overseas Business Day"-
Any day on which Base Interest which refers to Foreign Currency is quoted which is published on Reuters information service, or any other source of information which will be specified in the Relevant Series' Initial Offering Report.

"Principal"-	The total par value which has not yet been paid of the Debentures of the Relevant Series.

"Special Resolution"-
A resolution which was adopted by a general meeting of the Debenture holders of the Relevant Series, which was attended by, in person or through their attorneys, Holders of at least fifty five percent (55%) of the balance of the par value of the Debentures in circulation of such series, or by an adjourned meeting, which was attended by, in person or through their attorneys, Holders of at least ten percent (10%) of the aforesaid balance, and which was adopted (either by the original meeting or the adjourned meeting) by a majority of at least seventy five percent (75%) of all of the votes of those participating in the vote, other than the abstainers.

"Transfer Agent"-	The transfer agent of Israel Discount Bank Ltd.

"Foreign Currency"-	No more than one foreign currency due to each Relevant Series, as will be specified in the Relevant Series' Initial Offering Report.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

"Foreign Currency Rate"-
The representative rate of the Foreign Currency which is published by the Bank of Israel or any official exchange rate of the Foreign Currency to the Israeli currency which will replace the representative rate as aforesaid, and which will apply at such time with regard to the government debentures which are linked to such foreign currency rate.

"Known Rate" on any date-
The last Foreign Currency Rate which was determined by the Bank of Israel before such date. However, in a period during which the Bank of Israel does not regularly determine a representative rate, the Known Rate on any date shall be the rate which was last determined before such date by the Minister of Finance together with the Governor of the Bank of Israel for government debentures which are linked to the Foreign Currency Rate.

"Base Rate" with regard to any Relevant Series-	The Known Rate on a specific date, which will be specified in the Relevant Series' Initial Offering Report.

"Payment Rate"-
The Known Rate on the actual payment date, subject to the provisions below.

The Relevant Series' Initial Offering Report, which includes Foreign Currency linked Debentures, shall specify whether protection will apply to the Principal and/or interest of such Debentures (in other words, if the Known Rate on the date which is

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

scheduled for the relevant installment will be lower than the Base Rate, the Payment Rate shall be the Base Rate) or no such protection will apply (in other words, the Payment Rate shall be the Known Rate on the date which is scheduled for the relevant installment, also if such rate will be lower than the Base Rate).

The manner of determination of the Payment Rate, as aforesaid, shall be detailed in the Relevant Series' Initial Offering Report.

If the Company shall not have determined in the Offering Report as aforesaid whether or not such protection shall apply, no protection shall apply.

"LIBOR Interest"-
The London Interbank Offered Rate – The interest rate which is offered on the interbank market in London on deposits in USD for the period which will be specified in the Relevant Series' Initial Offering Report (for one week, one month, six months, etc.) as quoted on the Sampling Date in respect of such interest modification period which will be stated as aforesaid in the Relevant Series' Initial Offering Report,2 at 11:00 o'clock, London time, or close

2
For example, if a Relevant Series' Initial Offering Report determines that the interest rate shall be for a one month period, then the quote on the Sampling Date shall be of the LIBOR interest per month.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

thereafter, on the Libor01 page which is published by the Reuters information service (or, if such page will be replaced by a different page, then as quoted on the Sampling Date, at the aforesaid time or close thereafter, on the different page, as aforesaid), or on a different information source which will be specified in the Relevant Series' Initial Offering Report.

"CHF LIBOR Interest"-
The CHF London Interbank Offered Rate – The interest rate which is offered on the interbank market in London on deposits in Swiss Francs for the period which will be specified in the Relevant Series' Initial Offering Report (for one week, one month, six months, etc.) as quoted on the Sampling Date in respect of such interest modification period which will be stated as aforesaid in the Relevant Series' Initial Offering Report,3 at 11:00 o'clock, London time, or close thereafter, on the Libor01 page which is published by the Reuters information service (or, if such page will be replaced by a different page, then as quoted on the Sampling Date at the aforesaid time or close thereafter, on the different page, as aforesaid), or on another information source which will be specified in the Relevant Series' Initial Offering Report.

"EURIBOR Interest"-
The Euro Interbank Offered Rate - The interest rate which is offered on the interbank market on deposits in Euros for the period which will be specified in the Relevant Series' Initial Offering Report (for one week, one month, six months, etc.) as quoted on the Sampling Date in

3
For example, if a Relevant Series' Initial Offering Report determines that the interest rate shall be for a one month period, then the quote on the Sampling Date shall be of the CHF LIBOR interest per month.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

respect of such interest modification period which will be stated as aforesaid in the Relevant Series' Initial Offering Report,4 at 11:00 o'clock CET, or close thereafter, on the Euribor01 page which is published by the Reuters information service (or, if such page will be replaced by a different page, then as quoted on the Sampling Date at the aforesaid time or close thereafter, on the different page, as aforesaid), or on another information source which will be specified in the Relevant Series' Initial Offering Report.

"TELBOR Interest"-
The Tel Aviv Interbank Offered Rate – The interest rate for interbank loans in NIS, which is calculated according to interest offers which are issued by several banks in Israel, for the period which will be specified in the Relevant Series' Initial Offering Report, as will appear on the Sampling Date in respect of such interest modification period which will be stated as aforesaid in the Relevant Series' Initial Offering Report,5 (if on Mondays through Thursdays – at 13:00 o'clock or close thereto, and if on Fridays – at 12:00 o'clock or close thereto) on the system of the information distributor, Reuters, or on another information source which will be specified in the Relevant Series' Initial Offering Report.

4
For example, if a Relevant Series' Initial Offering Report determines that the interest rate shall be for a one month period, then the quote on the Sampling Date shall be of the EURIBOR interest per month.

5
For example, if a Relevant Series' Initial Offering Report determines that the interest rate shall be for a one month period, then the quote on the Sampling Date shall be of the TELBOR interest per month.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

"Bank of Israel Interest"-
Bank of Israel's declared interest which is announced by the Governor of the Bank of Israel from time to time. In the event that Bank of Israel's interest shall no longer be calculated and published by the Bank of Israel, the interest shall be replaced by interest the manner and method of calculation of which is significantly similar to Bank of Israel's interest, as approved by an objective economic expert who will be appointed by the Company, and whose identity will be approved in advance by the Trustee.

""Government Debenture-with Variable Interest" Interest"
The interest rate which will be borne by "Government Debentures-with Variable Interest" type Debentures, which either were and/or will be issued pursuant to the State Loan Regulations ("Government Debentures – Variable Interest" Type Debentures), 5766-2006 (of the series which will be specified in the Relevant Series' Initial Offering Report) as will be published by the Government Debt Management Unit of the General Accountant at the Ministry of Finance or any other government body which will come in its stead, or the variable interest rate which will be borne by government debentures which are not linked to a linkage basis of any kind, which either were and/or will be issued pursuant to the State Loan Law, 5739-1979, and the regulations thereunder, and/or any law which will replace the same and/or add thereto, which are listed for trade on TASE.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

"Prime" or "Prime Interest" on any date-	The average prime interest on such date as published by Bank Hapoalim Ltd., Bank Leumi L'Israel Ltd., and Israel Discount Bank Ltd.

""Gilon Chadash Government Debenture "Interest"-
The interest rate which will be borne by "Gilon Chadash" type Debentures which either were and/or will be issued pursuant to the State Loan Regulations ("Gilon Chadash" Type Series), 5759-1999 (of the series which will be specified in the Relevant Series' Initial Offering Report) as will be published by the Government Debt Management Unit of the General Accountant at the Ministry of Finance or any other government body which will come in its stead, or the variable interest rate which will be borne by government debentures which are not linked to a linkage basis of any kind, which either were and/or will be issued pursuant to the State Loan Law, 5739-1979, and the regulations thereunder, and/or any law which will replace the same and/or add thereto, which are listed for trade on TASE.

"Zero Coupon Debenture "-
Debentures which are issued in series by the State of Israel for the purpose of a zero coupon debenture which the State of Israel borrows in accordance with the provisions of the Zero Coupon Debenture Law, 5744-1984 and/or any law which will replace the same and/or add thereto, which are listed for trade on TASE and sold in a tender by the Bank of Israel, and do not bear interest and/or linkage differentials.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

"One Year Zero Coupon Debenture"-
A Zero Coupon Debenture series which is in circulation, the payment date of which was scheduled for the period which is closest to a period of twelve (12) months from the Sampling Date, provided that the payment date thereof is at least ten (10) months from the Sampling Date. In the event that on the Sampling Date there is no such Zero Coupon Debenture, the One Year Zero Coupon Debenture shall be a series of other NIS government debentures which do not bear linkage differentials, which are listed for trade on TASE, and whose payment date was scheduled for the period which is closest to twelve (12) months from the Sampling Date.

"Zero Coupon Debenture Yield"-
An average of One Year Zero Coupon Debenture yields (according to the yield per year of such Zero Coupon Debenture, as being at the time of the ending of the daily trade on TASE) in the several Trading Days before the Sampling Date, as will be determined in the Relevant Series' Initial Offering Report. In the event that during such Trading Days before the Sampling Date as aforesaid, trade will commence on TASE in a new Zero Coupon Debenture series, the payment date of which was scheduled for the period which is closest to a period of twelve (12) months from the Sampling Date, then for the purpose of calculation of the One Year Zero Coupon Debenture Yield, on each Trading Day (from among such Trading Days before the Sampling Date as aforesaid, on which

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

2.		the One Year Zero Coupon Yield is measured) will be taken the One Year Zero Coupon Yield which fulfills, on such date, the definition of the One Year Zero Coupon Debenture as aforesaid.

"Sampling Date" with regard to any Interest Period of a Base Interest-
As will be determined in the Relevant Series' Initial Offering Report in respect of the Base Interest which will be borne by the Debentures which will be offered in an Offering Report as aforesaid, provided that the Sampling Date in respect of any Interest Period shall be at least seven (7) Trading Days before the effective date in respect of such Interest Period.

	"Trading Day"-	A day on which trade is performed on the Tel Aviv Stock Exchange.

	"TASE Clearinghouse"-	The clearing house of the Tel Aviv Stock Exchange Ltd.

The Principal of the Debentures and the Principal linkage bases

The Principal of the Debentures shall be paid in one or more installments on each one of the dates, all as will be specified in the Relevant Series' Initial Offering Report, but no more than on one date in each quarter, and subject to the linkage terms as provided in this Section 2 below.

The Principal of the Debentures of each one of the series which will be offered according to the Shelf Prospectus may be linked to one of the linkage bases which are specified below, or non-linked, all as will be specified in the Relevant Series' Initial Offering Report, while referring to linkage base definitions which are specified in Sections 2.1 to 2.3 below:

2.1.	Linkage to the Index

If the terms of the Relevant Series of the Debentures will determine that the Principal and interest of the Debentures of such series are linked to the Index, then the linkage to the Index of the Principal and the interest shall be performed such that if it will transpire, on the date

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

of any installment on account of a Principal and/or interest due to such Debentures, that the Payment Index is higher than the Base Index, the Company shall pay such installment of a Principal and/or interest, increased proportionately to the rate of the increase in the Payment Index versus the Base Index. For a case where the Payment Index is lower than the Base Index, see the definition of the "Payment Index" in Section 1 of the Terms and Conditions Overleaf.

With regard to the interest on Index linked Debentures as aforesaid, see Section 3(a) below.

2.2.	Linkage to Foreign Currency

If the terms of the Relevant Series of the Debentures will determine that the Principal and interest of the Debentures of such series are linked to Foreign Currency, then the linkage thereof to the Foreign Currency shall be performed such that if it will transpire, on the date of any installment on account of a Principal and/or interest due to such Debentures, that the Payment Rate is higher than the Base Rate, the Company shall pay such installment of a Principal and/or interest, increased proportionately to the rate of the increase in the Payment Rate versus the Base Rate. In a case where the Payment Rate is lower than the Base Rate, see the definition of the "Payment Rate" in Section 1 of the Terms and Conditions Overleaf.

With regard to the interest on Debentures which are linked to Foreign Currency as aforesaid, see Section 3(c) below.

2.3.	Non-linked Debentures

In the event that the terms of the Relevant Series of the Debentures will determine that there shall be no linkage to the Principal of the Debentures of such series, the Principal shall be stated in NIS and not be linked to any Index or currency. In such a case, also the interest due to the Debentures of such series shall not be linked to any Index or currency.

With regard to the interest on non-linked Debentures as aforesaid, see Section 3(b) below.

2.4.	Subject to the provisions of the TASE rules and the directives by virtue thereof, the linkage method shall not be modified during the period of the Debentures.

3.	The interest due to the Debentures

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

The Principal of the Debentures shall bear interest (or not bear interest) as will be determined in the Relevant Series' Initial Offering Report, and according to any of the interest calculation mechanisms as will be specified in such Offering Report, while referring to the interest mechanism definitions which are specified below:6

(a)	Interest on Index linked Principal

The Principal of the Relevant Series of Debentures, if linked to the Consumer Price Index, shall bear linked interest as aforesaid, while the interest is at a fixed rate which will be determined by the tender of the initial offering of the Debentures of such series and/or in the Offering Report.

(b)	Interest on non-linked Principal

The Principal of the Debentures of the Relevant Series, if non-linked to any Index or currency, shall bear non-linked interest at a fixed rate, or variable interest, as specified below:

(1)	Fixed interest in NIS – Interest at a fixed rate which will be set forth in the Relevant Series' Initial Offering Report and/or in a tender pursuant to such Offering Report.

(2)
Interest at a variable rate, while the margin above or below the Base Interest (as defined below) shall be specified in the Relevant Series' Initial Offering Report or determined by a tender pursuant thereto, and while the Base Interest is the Bank of Israel Interest or Prime Interest or Telbor Interest or "Government Debenture-with Variable Interest" Interest or "Gilon Chadash Government Debenture" Interest or Zero Coupon Debenture Yield (in this Subsection (2) – the "Base Interest") which will be determined in the Offering Report as aforesaid – the interest rate due to each Interest Period of Debentures of such series shall be determined in accordance with the Base Interest rate, as quoted on the Sampling Date, plus or minus a margin (as the case may be) as will be specified in the Offering Report. The Company shall submit an immediate report within four (4) days from the Sampling Date (but in any event, no less than four (4) Trading Days before the effective date in respect of the relevant Interest Period), with regard to the interest rate which will be borne by the Debentures in the relevant Interest Period.

6
The interest rate, including the rate of the margin above or below (as the case may be) Base Interest (in the event of a variable interest rate), which will be borne by the Series 1 to 6 Debentures, shall be specified in the Offering Report pursuant to which the Debentures of such series will be initially offered and shall not be determined by a tender.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

The Company shall be entitled to determine in the Relevant Series' Initial Offering Report that the interest rate which will be borne by the Debentures of the Relevant Series shall be calculated according to a weighted average (according to the number of days) of the Base Interest rates which will be applicable on the date  between the commencement of the relevant Interest Period and the Sampling Date of such Interest Period (inclusive) (the "Calculation Period") plus or minus a margin (as the case may be) as will be specified in the Offering Report, provided that the Company shall submit an immediate report within four (4) days from the Sampling Date (but in any event no less than four (4) Trading Days before the effective date in respect of the relevant Interest Period) with regard to the interest rate which will be borne by the Debentures in the relevant Interest Period.

Below is an example for the calculation of the interest rate which shall be borne by the Debentures of the Relevant Series due to any Interest Period according to a weighted average of the Base Interest rates in the Calculation Period, in the event that the Base Interest is the Bank of Israel Interest:

If there were 91 days in the Calculation Period, while on 45 of them the Bank of Israel Interest rate was 1.5% and on 46 of them, 1.75%, then the weighted average of the Bank of Israel Interest in the aforesaid period (with an accuracy of four digits after the decimal point), is 1.6264%, according to the following calculation:

1.6264= 91 / [(1.75*46) + (1.5*45)]

If (for purposes of the example) the fixed margin due to such Debentures is 2% above the Base Interest, then the interest rate (in annual terms) which the Debentures of the Relevant Series shall bear, due to the relevant Interest Period, shall be 3.6264%. For the sake of clarity, for purposes of calculation of the average Base Interest rates on the Sampling Date as aforesaid, the Base Interest rates which will be applicable after the Sampling Date and until the last date in the relevant Interest Period, shall not be taken into account and in addition, in any event where during the period after the Sampling Date in any Interest Period, and until expiration of such Interest Period, a change will occur in the Base Interest rate, no change will occur in the interest rate which will be borne by the Debentures of the Relevant Series due to such Interest Period.

(c)	Interest on Foreign Currency linked Principal

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

The Principal of the Debentures of the Relevant Series, if linked to Foreign Currency, shall bear Foreign Currency linked interest at a fixed rate, or variable rate interest, as specified below:

(1)
Foreign Currency linked fixed interest– Interest which is linked to Foreign Currency while the interest is at a fixed rate which will be determined in the Relevant Series' Initial Offering Report and/or in a tender pursuant to the aforesaid Offering Report.

(2)
Interest at a variable rate, while the margin above or below the Base Interest (as defined below) shall be specified in the Relevant Series' Initial Offering Report or determined by a tender pursuant thereto, and while the Base Interest is the LIBOR Interest or CHF LIBOR Interest or EURIBOR Interest (in this Subsection (2) – the "Base Interest") which shall be determined in the Offering Report as aforesaid – the interest rate due to each Interest Period of Debentures of such series shall be determined in accordance with the Base Interest rate for the period which will be stated in the Relevant Series' Initial Offering Report, as will be quoted on the Sampling Date, plus or minus a margin (as the case may be) as will be specified in the Offering Report. The Company shall submit an immediate report within four (4) days from the Sampling Date (but in any event no less than four (4) Trading Days before the effective date in respect of the relevant Interest Period), with regard to the interest rate which will be borne by the Debentures in the relevant Interest Period.

The Company shall be entitled to determine in the Relevant Series' Initial Offering Report that the interest rate which will be borne by the Debentures of the Relevant Series, shall be calculated according to a weighted average (according to a number of days) of the Base Interest rates which will be applicable at the time between the beginning of the relevant Interest Period and the Sampling Date of such Interest Period (inclusive) (the "Calculation Period") plus or minus a margin (as the case may be) as will be specified in the Offering Report, provided that the Company shall submit an immediate report within four (4) days from the Sampling Date (but in any event no less than four (4) Trading Days from the effective date in respect of the relevant Interest Period), with regard to the interest rate which will be borne by the Debentures in the relevant Interest Period.

Below is an example for the calculation of the interest rate which shall be borne by the Debentures due to any Interest Period according to a weighted average of the Base Interest rates in the Calculation Period, in the event that the Base Interest is the LIBOR Interest:

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

If a weighted average of the LIBOR Interest rates (on the basis of days) in the Calculation Period is (with an accuracy of four digits after the decimal point) - 0.9142%, and the fixed margin in respect of such Debentures is 1.5% above the Base Interest, then the interest rate (in annual terms) which will be borne by the Debentures of the Relevant Series due to the relevant Interest Period, shall be 2.4142%. For the sake of clarity, for purposes of calculation of the average Base Interest rates on the Sampling Date as aforesaid, the Base Interest rates which will be applicable after the Sampling Date and until the last date in the relevant Interest Period, shall not be taken into account and in addition, in any event where during the period after the Sampling Date in any Interest Period and until expiration of such Interest Period a change will occur in the Base Interest rate, no change will occur in the interest rate which will be borne by the Debentures of the Relevant Series due to such Interest Period.

(d)
The interest rate due to the first Interest Period of the Debentures of the Relevant Series, and the annual interest rate based on which it was determined, shall be specified in the Relevant Series' Initial Offering Report and/or in a report which the Company will release pertaining to the results of the tender in connection with the interest rate and/or in the immediate report in which the Company will announce the results of the calculation of the interest rate on the Sampling Date, as the case may be, and as will be specified in the aforesaid Offering Report.

(e)
It is clarified that in respect of the Debentures bearing a variable interest, as provided in Sections 3(b)(2) and 3(c)(2), it is anticipated that the interest rate which will be paid due to the entire Interest Period shall be a different interest rate, as specified above.

(f)
The interest rate which will be determined due to the Debentures of the Relevant Series shall be an annual rate. Insofar as the terms of the Debentures will determine that the interest due thereto shall be paid on more than one date in a year, the interest payment which will be made on each interest payment date shall be calculated according to the annual interest rate, divided into the number of the installments in a year which is determined pursuant to the terms of the Debentures of the Relevant Series and all as will be specified in the Relevant Series' Initial Offering Report.

(g)
The interest due to each Relevant Series of Debentures shall be paid in one or more installments, on each one of the dates, all as will be specified in the Offering Report pursuant to which such series will be initially offered, for the interest period which shall have expired on the last day before the payment date (the "Interest Period"). The first Interest Period of the Debentures of the Relevant Series shall commence on the first Trading Day after the date of closing of the

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

subscription list, which will be specified in the aforesaid Offering Report, and expire on the last day before the first interest payment date. Each additional Interest Period of the Debentures of the Relevant Series shall commence on the first day after expiration of the previous Interest Period and expire on the last day before the next payment date after the commencement thereof. The interest for the first Interest Period shall be calculated according to the number of days in such period, based on 365 days in a year.

(h)
The last installment of interest on the Principal of the Debentures of the Relevant Series shall be paid together with the last payment on account of the Principal of the Debentures of such series, against the delivery of the Debenture Certificates of such series to the Company.

4.	Payments of the Principal and interest of the Debentures

(a)
The payments on account of the interest and/or Principal of the Debentures of the Relevant Series which will be offered pursuant to this Shelf Prospectus shall be made to the persons whose names will be registered on the Register for such series on the dates as will be specified in the initial offering report of such series in accordance with the provisions of the TASE rules and the directives by virtue thereof, as being at such time (the "Effective Date in the Relevant Series"), other than the final installment of the Principal and interest which will be performed against the delivery of the Debenture Certificates of such series to the Company on the payment date, at the Company's registered office or at any other location of which the Company will inform at least five (5) Business Days before the last payment date.

It is clarified that anyone who is not registered on the Register for the Relevant Series on the Effective Date in the Relevant Series shall not be entitled to an interest payment due to the Interest Period which commenced prior to such date.

(b)
In any event that the date of payment of the installment on account of the Principal and/or interest will fall on a day which is not a Business Day, the payment date shall be postponed to the next Business Day thereafter, for no added payment, and the "effective date" for the purpose of determination of the entitlement to redemption or interest shall not change due thereto.

(c)	The payment of the Principal and interest shall be performed subject to the linkage terms as specified in Sections 2 and 3 of the Terms and Conditions Overleaf.

(d)
Any and all installments on account of a Principal and/or interest which will be paid in arrears of more than seven (7) Business Days from the date which is scheduled for the payment thereof pursuant to the terms of the Debentures as aforesaid for reasons within the Company's control, shall bear arrears interest (as defined below) commencing from

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

the date which is scheduled for the payment thereof until the actual date of payment thereof. In this regard, arrears interest shall mean annual interest in the amount of the Debenture interest as provided in Section 3 of the Terms and Conditions Overleaf, plus 2%. In the event of arrears as aforesaid, the Company shall notify of the interest rate, including the arrears interest as aforesaid, in an immediate report, two (2) Trading Days before the actual payment date.

(e)
The payment to registered entitled persons shall be performed in checks or in a wire transfer to the credit of the bank account of the persons whose names will be registered on the Register for the Relevant Series and which will be stated in the details which will be timely delivered to the Company, according to the provisions of Subsection (f) below. If the Company will be unable to pay any amount to those who are entitled thereto, for a reason beyond its control, the provisions of Section 13 of the Indenture shall apply.

(f)
A registered Holder of the Debentures of the Relevant Series shall inform the Company of the details of the bank account to be credited with the payments pursuant to the Debentures of such series as aforesaid or of a change in the details of such account, or his address, as the case may be, in a written notice which he will dispatch via registered mail to the Company. The Company shall be obligated to act according to the notice of a registered Holder pertaining to such change after the lapse of fifteen (15) Business Days from the date on which his notice shall have reached the Company.

(g)
If a registered Holder of the Debentures who is entitled to payment as aforesaid shall not have timely delivered details pertaining to his bank account to the Company, each payment on account of the Principal and interest shall be performed in a check which shall be dispatched via registered mail to his last address which is registered on the Register for the Relevant Series. The dispatch of a check to a registered entitled person via registered mail as aforesaid shall be deemed, for all intents and purposes, as a payment of the amount which is stated therein on the date of dispatch thereof via mail, provided that it shall have been cleared at the time of its lawful presentation for collection.

(h)	Any and all mandatory payments shall be deducted from each payment due to the Debentures of the Relevant Series, as required in accordance with the provisions of the law on the relevant date.

5.	Refrainment from payment for a reason which is beyond the Company's control

For details on refrainment from payment for a reason which is beyond the Company's control, see Section 13 of the Indenture.

6.	Debenture holders' Register

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

For details on the Register of the Debenture holders for the Relevant Series, see Section 26 of the Indenture.

7.	Conversion Right of Debentures (Series 1 to 6) (the "Convertible Debentures")

7.1.	Terms of Conversion

(a)
On each Trading Day, beginning on the date of the initial registration of each of the Convertible Debentures' Series for trade in the TASE and until several days prior to the end of the term of the Debentures of the same series, according to the directives of the TASE, as such shall be on the date of the initial offering report of the same series and as specified in the aforesaid offering report (the "Conversion Term", and every Trading Day as stated: the "Conversion Day", and the last day of the Conversion Term: the "End of the Conversion Term"), excluding several days prior to the effective date for partial redemption according to the TASE rules and directives, as shall be on the date of the aforesaid offering report and until the partial redemption's date of execution, the balance of the Principal of the Convertible Debentures of the same series, which are in circulation at that time, will be convertible into ordinary registered shares of the Company, as shall exist on the publication date of the initial offering  report of each of the aforesaid series (the: "Conversion Shares"), per a conversion rate which shall be no less than the nominal value of the Company's ordinary shares on the date of the aforesaid offering report (the: "Conversion Rate"), subject to adjustments as specified hereunder and in the manner and on the terms as specified in the aforesaid offering report.

(b)
Any Holder of Convertible Debentures of any series, who will wish to convert the balance of the nominal value of the Principal of the Convertible Debentures of the same series held thereby into Conversion Shares (the "Converter"), will directly submit to the Company, at its registered office (in the event such Debentures are registered in the name of the Converter in the Register for such series) or via a member of the TASE (in the event such Debentures are held by the Converter through same TASE member), on the Conversion Days and in any event until the End of the Conversion Term with respect to such series, a written application thereof, on a form as determined by the Company, attaching the Convertible Debenture Certificates to which the application refers (the "Conversion Notice").

(c)	A conversion of the balance of the nominal value of the Principal of several Convertible Debentures of the same series,

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

which are registered in the name of the same Holder, may be requested in one Conversion Notice, and in such an event, all of the Convertible Debenture Certificates to which such Conversion Notice refers, should be attached thereto.

(d)
In the event of a conversion of Convertible Debentures into shares in accordance with this section, concerning only part of the Convertible Debentures' nominal value registered in one certificate, the  Convertible Debenture Certificate should first be split into several Debenture Certificates as required therefor and as stated in Section 9 of the Terms and Conditions Overleaf, in such manner that the total of all nominal value sums of the Debentures listed therein will be equal to the nominal value sum of the Debenture Certificate which shall be split as stated.

(e)	The Conversion Notice forms are available at the Company's registered office as well as any other place which the Company shall give notice of.

(f)
The Converter will sign any document required by law and per the Company's instructions for the purpose of the allotment of the Conversion Shares. The day on which the Company directly receives a Conversion Notice from the Converter (for Convertible Debentures directly held by a registered Holder), or the TASE Clearinghouse receives a notice of conversion of the Convertible Debentures from a member of the TASE (for Convertible Debentures held via the Transfer Agent), which fulfills all the conditions specified in this Prospectus, as the case may be, will be deemed the conversion date (the "Conversion Date").

(g)
In case the Converter will have not fulfilled all of the conditions for the conversion of the Convertible Debentures in full, the Conversion Notice will be deemed null and the Convertible Debenture Certificates attached to such Conversion Notice will be returned to the applicant.

(h)	A Conversion Notice submitted to the Company is irrevocable and unchangeable.

(i)
The Converter will not be entitled to an allotment of part of a Conversion Share, however, all fractions of Conversion Shares formed in the conversion process, if any, will be sold on the TASE, by a trustee to be appointed for this purpose by the Company, within thirty (30) days of the accumulation of such fractions to whole shares in a reasonable quantity for sale on the TASE, considering the costs involved therein, and the net consideration of their sale shall be distributed among the entitled persons respectively, within fifteen (15) days of the

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

date of the sale. A check for an amount lower than 50 NIS shall not be sent to a registered entitled person as stated, and such sum may be received at the Company offices on normal business days and hours, following prior coordination.  An entitled person as stated who shall have not arrived at the Company's offices to receive such sum as stated within twelve (12) months of the sale date, shall forfeit his right to such sum.

(j)
The Conversion Shares will grant their owners the full rights of participation in any dividend and another distribution in full, for which the date determining the right to receive such is on the Conversion Date or thereafter, and shall be of equal rights, in all respects, as the Company's ordinary shares which will exist at that time.

(k)
The Convertible Debentures which will have been converted, will be removed from circulation on their Conversion Date and be completely null, retroactively to the Conversion Date, as of the date when Conversion Shares were allotted therefor, and shall grant no right whatsoever after the last date for payment of interest, the effective date for which occurs before the Conversion Date.

(l)
The Convertible Debentures of any series, which will have not been converted by the End of the Conversion Term with respect to same series, will no longer grant their Holder any right to convert such into Conversion Shares, and the conversion right therefor shall be null and void after such date.

7.2.	Conversion Schedules

Conversion schedules for the conversion of Convertible Debentures shall be as specified in the Prospectus and as determined in the offering report of the Debentures of the Relevant Series.

7.3.	Instructions for the Protection of Holders of Convertible Debentures in the Conversion Term

(a)	Distribution of Stock Dividend

If the Company will have distributed stock dividend as of the date of the initial offering report of any series of the Convertible Debentures and until the End of the Conversion Term with respect to such series, the rights of the Convertible Debentures' Holders of the same series will be reserved in the following manner:

1.
After the date determining the entitlement to participate in the said distribution, the number of Conversion Shares, to which the Holder of the Convertible Debentures of the same series will be entitled upon conversion thereof, will be increased by adding the number of shares the Holder would have been

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

entitled to as stock dividend, had he converted the Convertible Shares immediately before the said effective date. The Company will give notice of the new conversion ratio in an immediate report, prior to the opening of trade on the Ex-dividend date.

2.
The Holder of Convertible Debentures will not be entitled to an allotment of a portion of a stock dividend as per the aforesaid, however, all fractions of stock dividends formed in the process of the allotment and accumulated to whole shares in a reasonable quantity for sale on the TASE, will be sold on the TASE, by a trustee appointed for this purpose by the Company, within thirty (30) days of the aforesaid allotment date, and the net consideration (after deduction of sale expenses and compulsory payments and levies) will be distributed among the entitled persons within fifteen (15) days of the sale date. A check for an amount lower than 50 NIS shall not be sent to a registered entitled person, and such sum may be received at the Company offices on normal business days and hours, following prior coordination. An entitled person as stated who shall have not arrived at the Company's offices to receive such sum as stated within twelve (12) months of the sale date, shall forfeit his right to such sum.

3.	Subject to the provisions of the TASE rules and directives, the adjustment method is unchangeable.

(b)	Rights Issue

If the company will have offered its shareholders as of the date of the initial offering  report of any Convertible Debentures series and until the End of the Conversion Term with respect to such series, securities of any type by way of rights issue, the number of Conversion Shares due to a conversion of Convertible debentures of the same series which have yet to be converted into ordinary shares of the Company, will be adjusted on the date determining the right to purchase the securities offered in the rights issue, according to the benefit component of the rights, as reflected in the ratio between the rate of the Company's share in the TASE on said effective date and the base Ex-rights rate. The Company will give notice of the new conversion ratio, in an immediate report, prior to the opening of trade on the Ex-rights day.

Subject to the provisions of the TASE rules and directives, the adjustment method as specified above is unchangeable.

(c)	Adjustment due to Dividend Distribution

If the Company will execute a dividend distribution, as defined in the Companies Law (in this section, the: "Distribution"), for which the

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

date determining entitlement thereto (the "Effective Date for Distribution") occurs before the End of the Conversion Term, then starting on the first Trading Day on which Company shares are traded after the Effective Date for Distribution  (Ex-dividend), the conversion ratio of the Convertible Debentures, which are in circulation, will be adjusted by its multiplication by the ratio between the rate of the Company's share in the TASE, as will be determined by the TASE as an adjusted rate for distribution (Ex-dividend rate), and the closing rate determined by the TASE for the Company's share on the Effective Date for Distribution. The Company will give notice of the adjusted conversion ratio as stated in an immediate report, prior to the opening of trade on the Ex-dividend distribution date .

7.4.	Additional Instructions for the Protection of Holders of Convertible Debentures in the Conversion Term

As of the date of publication of the offering report with respect to any Series of Convertible Debentures, and for as long as not all Convertible Debentures of the same series are converted, but, in any event, no later than the End of the Conversion Term with respect to the same series, the following instructions shall apply:

1.
The Company will reserve a sufficient amount of ordinary shares in its registered share capital, to ensure the allotment of all shares which may stem out of the conversion of all of the Convertible Debentures of the same series, which are in circulation from time to time, and, if necessary, will cause the Company to increase its registered share capital accordingly.

2.
If the Company will have united the ordinary shares in its issued share capital into shares of greater nominal value or shall have subdivided them into shares of lower nominal value – the number of Conversion Shares issued as a result of the conversion of the Convertible Debentures of the same series will be increased or decreased, as the case may be, after an action as stated. In such event, the provisions of this section 7 will apply, mutatis mutandis.

3.
The Company will make a copy of the Company's periodic reports and interim financial statements available for the perusal of the Holders of Convertible Debentures of the same series, in its registered office during normal business hours.

4.
Within ten (10) days of each adjustment in the Conversion Rate or in the number of Conversion Shares with respect to the same Convertible Debentures' series, the Company will publish an announcement in two (2) widely circulated newspapers, published in Israel in the Hebrew language, as to the right of the Convertible Debentures' Holders of the same series to convert them into shares, listing the Conversion Term, the

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

Conversion Rate and the number of Conversion Shares to which a Holder of Convertible Debentures will be entitled as a result of a conversion at that time, all with respect to the same series.

5.
In addition to the aforesaid announcement, no later than three (3) weeks and no earlier than four (4) weeks prior to the End of the Conversion Term, the Company will publish an announcement in two (2) widely circulated newspapers, published in Israel in the Hebrew language, and will send a written notice to the Holders registered in the Register for said series, with a copy to the TASE and the Trustee of the same series, of the last date for conversion of the Convertible Debentures of the same series. Such announcement shall specify the Conversion Rate, the number of Conversion Shares and the amount of stock dividend to which a Holder of the Convertible Debentures is entitled at the time of the conversion during such period, all with respect to the said series.

6.
The Company shall not distribute and shall not offer a cash dividend or stock dividend or any offer of rights to any securities, to ordinary shareholders, unless the date determining the right of their receipt is at least ten (10) Trading Days after the publication of the Company's announcement as to the distribution or offer of rights, as the case may be.

7.	The Company will abstain from any action, including the distribution of stock dividend, which may cause a decrease in the price of a Conversion Share below its nominal value.

8.
According to the provisions of the TASE rules and the directives thereunder, as per their wording as of the date of the Prospectus, the conditions of the Convertible Debentures are unchangeable with respect to the Conversion Rate, the Conversion Days and the linkage method, but the Company may change the Conversion Term and/or the Conversion Rate, provided that such is done within an arrangement or settlement approved by a court of law, pursuant to Clause 350 of the Companies Law. Additionally, the Company may change the Conversion Rate within a Splitting Process of the Company or a Merger Process of the Company, provided that the change will only include the adjustments which are necessary as a result of the process as stated.

According to the provisions of the TASE rules and directives: the "Splitting Process" means, for this purpose – a process whereby the Company will transfer to its shareholders shares it holds in another company, or a process whereby the Company will transfer assets and liabilities to a new company incorporated for the purpose of the split, and the new

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

company's shareholders will also be the shareholders of the company transferring the assets and liabilities, all provided that the splitting process is done on equal terms for the Company's shareholders; a "Merger Process" means, for this purpose – a process whereby all of the Company's shares will be transferred to the ownership of a new company or another registered company, the shares of which are listed on the TASE, or a process whereby the Company will transfer all of its assets and liabilities to a new company or another registered company, all provided that the securities of the company, the shares or assets of which will be transferred as stated, will be delisted from TASE and the process will be done on equal terms for the Company's shareholders.

Notwithstanding the aforesaid, according to the TASE Rules and directives, the Company may change the Conversion Rate, provided that such is done within a process of an offering by way of rights in the Company or within a process of distribution of stock dividend in the Company or within a process of distribution of dividend in the Company or rights issue, and that the change only includes the adjustments which are necessary as a result of the aforesaid process.

If a change will occur in the TASE Rules and the directives thereunder, with respect to change in the conditions of the Convertible Debentures, the provisions of the aforesaid instructions, as per their wording on the relevant date, will apply, provided that the change as stated will bind the Company on the relevant date.

It is clarified that in the Indenture and/or the terms of the Debentures of Series F to O and the Debentures of Series 1 to 6, no restrictions have been set on the Company with respect to the distribution of dividend and/or any other distribution and/or a repurchase of the Company's securities.

7.5.	Voluntary Liquidation

1.
In the event where a resolution of the Company's voluntary liquidation is adopted, the Company shall notify thereof in an immediate report and shall give written notice thereof to all Holders of the Convertible Debentures, which are in circulation at that time, who are registered in the Register of the Relevant Series of Convertible Debentures, and will also publish an announcement in two (2) widely circulated newspapers, published in Israel in the Hebrew language. Any Holder of the Convertible Debentures will be entitled, as per his wish, to be deemed as if the conversion right therefor has been exercised thereby on the eve of the resolution, if he informs the Company

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

in writing of his said wish within three (3) months of the date of the Company's said announcement.

2.
In such case, the Holder of the Convertible Debentures is entitled to participate in the distribution of the surplus property of the Company in the liquidation (after the settlement of all its debts) among its shareholders, in the amount he would have received in the Company's liquidation, had he been a shareholder of the Company on the eve of the liquidation resolution as a result of the conversion of Convertible Debentures held thereby, with respect to which he has given notice to the Company as stated, after deduction of the amounts of interest paid due to such Convertible Debentures on the date of the resolution or thereafter (excluding interest, the due date of which occurred prior to the date of the resolution, even if it had been paid on the date of the resolution or thereafter); and the Owner of the Convertible Debentures will not be entitled to any payment therefor, the due date for which occurred after the date of the resolution.

8.	Transfer of Debentures

Debentures of any series are transferrable with respect to the full nominal amount of the Principal, and even with respect to part thereof, provided that it will be in whole New Shekels. Any transfer of the Debentures (excluding a transfer executed through trade in the TASE) will be made by a deed of transfer in standard wording, duly signed by the registered Holder or the lawful representatives thereof and by the transferee and/or the lawful representatives thereof, which shall be delivered to the Company at its registered office, together with the Certificates of the Debentures transferred thereby and any other poof required by the Company in order to prove the transferor's right to transfer such. All of the expenses entailed in the transfer of the Debentures, including compulsory payments, if any, will be borne by the transfer applicant. If a tax or any compulsory payment applies to the Debentures' deed of transfer, proof of their payment, to the Company's satisfaction, will be delivered to the Company. Subject to the provisions of this section, the provisions of the Company's articles of association, which apply to the transfer and endorsement of fully paid-up shares, will apply, mutantis mutandis, to the manner of transfer and endorsement of the Debentures. In the event of a transfer of only part of the Principal amount stated on the Debenture Certificate, the Debenture Certificate should first be split into several Certificates, in the manner specified in Section 9 of the Terms and Conditions Overleaf. After the fulfillment of all such conditions, the transfer will be registered in the Register and the Company may require that a note as to the transfer as stated will be added to the Certificate of the transferred Debenture to be delivered to the transferee, or that a new Debenture Certificate will be issued thereto in its stead, and all of the conditions specified in the Certificate of the transferred Debentures will apply to the transferee, so that any reference

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

to "holder" shall be deemed to read "transferee", who will be deemed a "Holder" for the purposes of the Indenture for the Relevant Series.

9.	Debenture Certificates and Split thereof

For Debentures registered in the name of one Holder, one Certificate will be issued thereto, or, as per the request thereof, several Certificates will be issued thereto (up to a reasonable quantity, as determined by the Company).

Any Debenture Certificate may be split into several Debenture Certificates, the total Principal amounts stated on which are equal to the amount of the nominal amount of Principal of the Certificate requested to be split, provided that the said Certificates will not be issued, except at a reasonable quantity. The split will be made against the delivery of such Debenture Certificate to the Company at its registered office for the execution of the split, together with a split application, lawfully signed by the applicant. All of the expenses entailed in the split, including taxes and levies, if any, will be borne by the split applicant.

10.	Early Redemption

For details as to early redemption of the Debentures by the TASE and/or by the Company, see Section 7 of the Indenture.

11.	Waivers, Compromises and/or Changes in the Indenture

For details as to the Company's and/or the Trustee's authority to make a waiver, compromise and/or changes in the conditions of the Debentures, see Section 25 of the Indenture.

12.	Debenture holders Meetings

General meetings of Debenture holders of the Relevant Series will be convened and conducted in accordance with the provisions of the Second Schedule of the Indenture.

13.	Replacement of Debenture Certificates

In the event where a Debenture Certificate wears out, is lost or destroyed, the Company will issue in its stead (subject to the conditions in this section) a new Certificate for the Debentures and on the same conditions. Taxes and other levies, as well as other expenses entailed in the issuance of a new Certificate, will be borne by the applicant requesting such Certificate (including expenses pertaining to the proof of his ownership of the Debentures and pertaining to indemnification and/or insurance coverage requested by the Company, if requested, with respect thereto). In the event of wear, the worn Certificate will be returned to the Company concurrently and against the issuance of a new Certificate.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

14.	Applicable Law and Jurisdiction

The law applicable to the Indenture, including its annexes, and the Debentures is the Israeli law. The Courts in the city of Tel Aviv Jaffa will have sole and exclusive jurisdiction in any dispute pertaining to the Indenture and the Debentures.

15.	Notices

For details as to notices, see Section 24 of the Indenture.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

 Cellcom Israel Ltd.
Second Schedule

Debenture holders Meetings

Calling Debenture holders Meetings

1.
The Trustee or the Company may call the Debenture holders of the Relevant Series to a meeting of Debenture holders of the same series. In case the Company calls such meeting, it should immediately send written notice of the place, date and time of the meeting as well as of the matters to be discussed therein, to the Trustee. In case the Trustee calls such meeting, it should send written notice of the place, date and time of the meeting as well as of the matters to be discussed therein, to the Company.

2.
The Company must call a meeting of the Debenture holders of the Relevant Series pursuant to a written request by the Trustee or by the Holders of at least ten percent (10%) of the nominal value of the unpaid balance of the Principal of the Debentures of the same series, which are in circulation. The Trustee must call such meeting pursuant to a written request by the Holders of at least ten percent (10%) of the nominal value of the unpaid balance of the Principal of the Debentures of the same series, which are in circulation. In the event where Debenture holders request to call the meeting, the Company and/or the Trustee, as the case may be, may demand indemnification from the applicants for the reasonable expenses involved therein.

3.
The Debenture holders of the Relevant Series, the Trustee and the Company, as the case may be, will be given an advance written notice of at least fourteen (14) days, which shall specify the place, date and time of the beginning of the meeting, and which shall also list, in general, the topics to be discussed in the meeting. In the event where the objective of the meeting is to discuss a proposal to adopt a Special Resolution, an advance written notice will be given as stated of at least twenty one (21) days and the notice will specify the date and time of the beginning of the meeting as well as the main points of the proposed resolution. The Trustee may bring forward the advance notice date if it will have seen that a postponement in convening the meeting constitutes prejudice or may cause prejudice to the rights of the Debenture holders of the same series or a legitimate interest of the Company. A notice of a meeting or an adjourned meeting, as the case may be, will be reported by the Company in an immediate report as well.

4.
Any resolution which was lawfully adopted in a meeting called as stated (or in an adjourned meeting, as the case may be) will not be disqualified due to a notice thereof erroneously not being given to all of the Debenture holders of the Relevant Series or to a notice as stated not being received by all of the Holders of Debentures of the same series, which are in circulation, provided that a notice of the meeting (or adjourned meeting) will be reported in an immediate report.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

5.	Any meeting of Debenture holders of the Relevant Series will take place at the registered office of the Company, or another address of which the caller of the meeting shall notify.

6.
In any event where a different mechanism for calling debenture holders meetings shall have been determined by law, including the TASE rules and the directives thereunder, the aforesaid mechanism shall be automatically adjusted to the mechanism determined by law, to the extent such is required by the provisions of the same law.

Proof of Ownership of Debentures

7.
The Debenture holder of the Relevant Series shall present the Company at its registered office (or the entity calling the meeting, at the address determined by said entity), no later than forty eight (48) hours before the time of the Debentureholders meeting of the same series or its adjourned meeting, as the case may be (or until another time, as determined by the caller of the meeting in the invitation to the meeting), with a confirmation from the TASE member, by which the Debentures of the same series are held, as to the quantity of Debentures of the same series which are held by the Holder as stated as of the date specified in the same confirmation. A Debenture holder of the same series may vote in the meeting of Debenture holders of the same series for the quantity of Debentures included in the TASE member's confirmation as stated, insofar as the Holder continues to hold the quantity of Debentures with respect to which the TASE member's confirmation was given at the time of the vote. In case the holdings of the Debenture holder of the same series will have changed between the time specified in the said confirmation and the time of the meeting of Debenture holders of the same series, the Holder – if he shall participate in such meeting – will have to present the Company with a confirmation of proof of ownership from a TASE member, representing the Holder's holdings of Debentures of the same series as of the time of the meeting, before the beginning of the meeting.

Debentureholders Meetings

8.
The chairperson of the meeting shall be a person appointed by the Trustee. In case the Trustee will have not appointed a chairperson as stated or such is absent from the meeting, the Debenture holders of the Relevant Series who are present at the meeting will select a chairperson from amongst themselves.

9.
A Debenture holders meeting will open after it will have been proven that the legal quorum required is present at the beginning of the discussion. In a Debenture holders meeting, resolutions which were included in the meeting's agenda, and with respect to which the legal quorum required for adoption thereof is present, will be put to the vote.

10.
In meetings of Debenture holders of the Relevant Series, but except with respect to a Special Resolution, Debenture holders of the same series, present in person or by proxy in the meeting and holding or representing together at

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

least ten percent (10%) of the unpaid balance of the nominal value of the Debentures of the same series, which are in circulation, will constitute legal quorum.

11.
If, within half an hour of the time set for the beginning of the meeting, a legal quorum as stated will have not been present, the meeting shall be adjourned to the same day in the following week (and in the event such day is not a Business Day – the Business Day immediately consecutive thereto), at the same place and at the same time (with no need for further notice), or to a different day and/or a place and/or a time, as shall be determined by the Trustee or the Company (all according to the caller), provided that they inform the Debenture holders of the Relevant Series in the manner provided by Section 24 of the Indenture.

12.
In a meeting adjourned as stated, the presence of any Debenture holder of the Relevant Series (in person or by proxy thereof), independent of the nominal value of the Debentures of the same series held thereby, will constitute legal quorum.

13.
With respect to a Special Resolution, Debenture holders of the Relevant Series, present in person or by proxies thereof in the meeting and holding or representing together at least fifty five percent (55%) of the unpaid balance of the nominal value of the Debentures of the same series, which are in circulation, will constitute legal quorum. If, within half an hour of the time set for the beginning of the meeting, a legal quorum as stated will have not be present, the meeting shall be adjourned and the provisions of Subsection (d) above  shall apply, mutatis mutandis. In a meeting adjourned as stated, Debenture holders of the same series, present in person or by proxy in the meeting and holding or representing together at least ten percent (10%) of the unpaid balance of the nominal value of the Debentures of the same series which are in circulation, will constitute legal quorum.

14.
When conducting the Debenture holders meeting, the Trustee shall examine the existence of Conflicting Interests of the Debenture holders, according to the circumstances, and shall determine, in accordance with the provisions of any law, case law, the provisions of the Securities Law and the regulations and directives issued thereunder, which of the participants has a Conflicting Interest.

The Trustee may demand that a Debenture holder requesting to participate in a Holders meeting provide him with a declaration as to the existence and/or absence of Conflicting Interests. The Trustee will rely on such declarations and will not have to conduct a further investigation or examination. In this section, a "Conflicting Interest" shall mean: any additional material interest of a Holder, beyond the interest stemming from the mere holding of the Debentures of the Relevant Series, including a material interest of a family member and of a different corporation in which he or a family member thereof are controlling shareholders.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

15.
Debentures of the Relevant Series which are owned by a subsidiary of the Company or by a corporation controlled by the Company, will not grant the subsidiary or the corporation controlled by the Company voting rights in meetings of Debenture holders of the same series and will not be counted for the purpose of legal quorum.

Additionally, with respect to a Holders meeting, whose agenda includes an adoption of a Special Resolution, a Holder who is a controlling shareholder in the Company and/or a company which is controlled by the controlling shareholder of the Company ("Affiliated Corporation"), will be required to notify that it is an Affiliated Corporation as stated, prior to the convening of the Debenture holders meeting, whose agenda includes an adoption of a Special Resolution. The votes of: (1) a Debenture holder which is an Affiliated Corporation; (2) whomever the Trustee has determined according to the provisions of this section above to be of Conflicting Interest – will not be counted in the votes in a Holders meeting, whose agenda includes an adoption of a Special Resolution, including for the purpose of establishing legal quorum or voting therein.

16.
With the consent of the Holders of most of the Principal of the Debentures of the Relevant Series who are present (in person or by proxies thereof) in a meeting, in which a legal quorum is present, the chairperson may, and at the demand of the majority of those present must, adjourn the continuation of the meeting from time to time and from place to place, as per the meeting's decision. In such case, a notice of the continued meeting will be given in the same manner as a notice of the first meeting. No matters shall be discussed in a continued meeting, except for matters which may have been discussed in the meeting in which the continuance was decided.

17.
In any meeting of Debenture holders of the Relevant Series, any Debenture holder of the same series, who is present therein in person or by proxy thereof, is entitled to one vote for every 1 NIS nominal value of the Principal of the Debentures of the same series, by virtue of which he is entitled to vote. The Trustee, who shall participate in a meeting, will participate without a voting right.

18.
In the event of joint Holders of Debentures of the Relevant Series, only the vote of the Holder listed first from among them in the Register for same series, seeking to vote either in person or by proxy thereof, will be counted.

19.	Any proposed resolution which will have been put to the vote in a Debenture holders meeting of the Relevant Series, will be decided by a count of votes.

20.
The majority required for the adoption of an ordinary resolution in a Debenture holders meeting is a simple majority of all the votes of the participants in the vote, excluding the abstainers. The majority required for the adoption of a Special Resolution in a Debenture holders meeting is a majority

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

of no less than seventy five percent (75%) of all the votes of the participants in the vote, excluding the abstainers.7

21.	The announcement of the chairperson with respect to the adoption or rejection of a resolution and an entry to this effect in the book of minutes, will serve as prima facie evidence of such fact.

22.
A Debenture holder may participate and vote in general meetings of Debenture holders by proxies. A proxy appointment form shall be made in writing and signed by the principal or by an attorney thereof duly authorized in writing to do so. If the principal is a corporation, the appointment will be made in writing, signed by the corporate stamp together with the signature of a corporate official or an attorney of the corporation who is authorized to do so. The proxy appointment form will be drawn-up in any standard form. A proxy does not have to be a Debenture holder himself.

23.
A proxy appointment form and the power of attorney pursuant to which the appointment form was signed, or a certified copy of such power of attorney, will be deposited with the Company's registered office (or with the entity calling the meeting at the address determined by such entity) no later than forty eight (48) hours before the time of the meeting with respect to which the appointment form was given, unless otherwise determined by the caller of the meeting in the notice calling the meeting. The appointment form will be valid for any adjourned meeting of a meeting listed in the appointment form, provided that the appointment form does not stipulate otherwise.

24.
A vote, which was made in accordance with the conditions of the document appointing a proxy, will be valid even if prior thereto the principal will have passed away or declared legally incompetent or the appointment form will have been revoked or the Debenture with respect to which the vote was granted will have been transferred, unless a written notice of the passing, the incompetence decision, the revocation or the transfer, respectively, will have been received at the Company's registered office (or by the entity calling the meeting at the time set by such entity), before the meeting.

25.	A Debenture holder of the Relevant Series or his proxy may cast some of his votes in favor of a certain proposed resolution, and some against, and abstain in respect of others, all as he deems fit.

26.
The Trustee will arrange to take minutes of all discussions and resolutions in every general meeting of Debenture holders of the Relevant Series, and to keep such in the book of minutes of the meetings of Debenture holders of the same series.

27.	Debenture holders of the Relevant Series may vote in a meeting of Debenture holders of the same series by written proxies, the wording of which will be

7	Nothing in the aforesaid shall derogate from the provisions of Section 35N(d) of the Securities Law, in the context of the majority required in a Holders meeting for removing the Trustee from office.

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

delivered to such Holders by the Trustee and/or the Company (as the case may be) at the time of the calling of the meeting of Debenture holders of the same series and/or will be announced after the meeting and prior to the closing thereof by an immediate report (all according to the decision of the caller of the meeting). In order to vote by written proxy as stated, such should be delivered filled-in, duly signed and with all the required documents attached thereto, to the Company at its registered office (or to the entity calling the meeting at the address determined by such entity), no later than forty eight (48) hours before the time of the meeting of Debenture holders of the same series or before such other time to be set in the invitation to the meeting or before such other time after the holding of the meeting and before its closing to be set by the caller of the meeting as announced in an immediate report.

28.
A person or persons appointed by the Trustee, may be present but are not entitled to vote in meetings of Debenture holders of the Relevant Series. In Debenture holders meetings called by the Trustee, the Company's secretary and any other person or persons authorized therefor by the Trustee, may be present, with no voting right.